Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                     CASTLEPOINT REINSURANCE COMPANY, LTD.,

                                    HIG, INC.

                                       AND



                            BROOKFIELD US CORPORATION

                                   -----------

                           Dated as of August 27, 2008





                                       4
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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I      DEFINITIONS.....................................................1

     1.1   Certain Definitions.................................................1

     1.2   Terms Defined Elsewhere in this Agreement...........................6

     1.3   Other Definitional and Interpretive Matters.........................8

ARTICLE II     SALE AND PURCHASE OF SHARES.....................................9

     2.1   Sale and Purchase of Shares.........................................9

ARTICLE III    PURCHASE PRICE..................................................9

     3.1   Purchase Price......................................................9

     3.2   Payment of Purchase Price..........................................10

     3.3   Purchase Price Adjustment..........................................10

ARTICLE IV     CLOSING AND TERMINATION........................................12

     4.1   Closing Date.......................................................12

     4.2   Closing Deliveries.................................................13

     4.3   Termination of Agreement...........................................13

     4.4   Procedure Upon Termination.........................................14

     4.5   Effect of Termination..............................................14

ARTICLE V      REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY.........15

     5.1   Organization and Good Standing.....................................15

     5.2   Authorization of Agreement.........................................16

     5.3   Conflicts; Consents of Third Parties...............................16

     5.4   Capitalization.....................................................17

     5.5   Subsidiaries.......................................................17

     5.6   SAP Statements.....................................................18

     5.7   No Undisclosed Liabilities.........................................19

     5.8   Absence of Certain Developments....................................19

     5.9   Taxes..............................................................19

     5.10  Title to Assets; Sufficiency.......................................21

     5.11  Intellectual Property..............................................21

     5.12  Material Contracts.................................................22

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     5.13  Employee Benefits Plans............................................24

     5.14  Labor..............................................................25

     5.15  Litigation.........................................................25

     5.16  Compliance with Laws...............................................26

     5.17  Government Licenses and Permits....................................26

     5.18  Investment Company.................................................26

     5.19  Ratings............................................................26

     5.20  Financial Advisors.................................................26

     5.21  Insurance Subsidiaries.............................................27

     5.22  Reserves...........................................................27

     5.23  Market Conduct.....................................................28

     5.24  Reinsurance and Retrocessions......................................28

     5.25  Insurance Coverage.................................................28

     5.26  Transactions with Certain Persons..................................29

     5.27  Bank Accounts......................................................29

     5.28  Environmental Laws.................................................29

     5.29  Internal Controls..................................................29

     5.30  Certain Producers..................................................30

     5.31  Certain Reinsurance Arrangements...................................30

     5.32  No Other Representations or Warranties; Schedules..................30

ARTICLE VI     REPRESENTATIONS AND WARRANTIES RELATING TO SELLER..............31

     6.1   Organization and Good Standing.....................................31

     6.2   Authorization of Agreement.........................................31

     6.3   Conflicts; Consents of Third Parties...............................31

     6.4   Ownership and Transfer of Shares...................................32

     6.5   Litigation.........................................................32

     6.6   Financial Advisors.................................................32

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF PURCHASER....................32

     7.1   Organization and Good Standing.....................................32

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


     7.2      Authorization of Agreement......................................33

     7.3      Conflicts; Consents of Third Parties............................33

     7.4      Litigation......................................................34

     7.5      Investment Intention............................................34

     7.6      Financial Advisors..............................................34

     7.7      Financial Capability............................................34

     7.8      Condition of the Business.......................................34

ARTICLE VIII   COVENANTS......................................................35

     8.1      Access to Information...........................................35

     8.2      Conduct of the Business Pending the Closing.....................35

     8.3      Consents........................................................38

     8.4      Regulatory Approvals............................................38

     8.5      Further Assurances..............................................40

     8.6      Confidentiality.................................................41

     8.7      Director and Officer Indemnification............................41

     8.8      Preservation of Records.........................................42

     8.9      Publicity.......................................................42

     8.10     Use of Name.....................................................42

     8.11     Employment and Employee Benefits................................43

     8.12     Disclosure Schedules............................................43

     8.13     Interim SAP Statements..........................................43

     8.14     Control of Business.............................................43

     8.15     Jointly Privileged Information..................................44

     8.16     Intercompany Accounts...........................................44

     8.17     Bank Accounts...................................................44

     8.18     Non-Competition.................................................44

     8.19     Non-Solicitation................................................45

     8.20     Certain Investment Securities...................................46

     8.21     Cooperation in Connection with Offering Materials...............46

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ARTICLE IX     CONDITIONS TO CLOSING..........................................47

     9.1      Conditions Precedent to Obligations of Purchaser................47

     9.2      Conditions Precedent to Obligations of Seller...................48

     9.3      Frustration of Closing Conditions...............................49

ARTICLE X      INDEMNIFICATION................................................49

     10.1     Survival of Representations and Warranties......................49

     10.2     Indemnification by Seller.......................................50

     10.3     Indemnification by Purchaser....................................51

     10.4     Indemnification Procedures......................................51

     10.5     Certain Limitations on Indemnification..........................53

     10.6     Calculation of Losses...........................................54

     10.7     Exclusive Remedy and Waiver of Tort Claims......................54

ARTICLE XI     TAX MATTERS....................................................55

     11.1     Tax Indemnity...................................................55

     11.2     Preparation and Filing of Tax Returns...........................56

     11.3     Tax Controversy.................................................58

     11.4     Tax Cooperation.................................................58

     11.5     Tax Refunds.....................................................58

     11.6     Section 338(h)(10) Election.....................................59

     11.7     Miscellaneous...................................................60

ARTICLE XII    MISCELLANEOUS..................................................61

     12.1     Payment of Sales, Use or Similar Taxes..........................61

     12.2     Expenses........................................................61

     12.3     Submission to Jurisdiction; Consent to Service of Process;
               Waiver of Jury Trial...........................................61

     12.4     Entire Agreement; Amendments and Waivers........................62

     12.5     Governing Law...................................................62

     12.6     Notices.........................................................62

     12.7     Severability....................................................63

     12.8     Conflicts Between Transaction Documents.........................64

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     12.9     Binding Effect; Assignment......................................64

     12.10    Legal Representation............................................64

     12.11    Non-Recourse....................................................64

     12.12    Specific Performance............................................65

     12.13    No Third Party Beneficiaries....................................65

     12.14    Counterparts....................................................65



Schedules
---------

Schedule 1.1(a)              Knowledge of the Company
Schedule 1.1(b)              Transaction Accounting Principles
Schedule 3.2                 Book Value of the Company as of the Reference Date
Schedule 4.2(a)(i)           Resignation of Directors
Schedule 4.5(b)              Restricted Employees
Schedule 5.3(a)              No Conflicts
Schedule 5.3(b)              Consents
Schedule 5.3(b)(ii)          Insurance Law Jurisdictions
Schedule 5.4(b)              Capitalization
Schedule 5.5(a)              Subsidiaries
Schedule 5.5(b)              Liens on Subsidiary Capital Stock
Schedule 5.6(a)(i)           SAP Statements
Schedule 5.6(a)(ii)          Permitted Practices
Schedule 5.6(d)              Information Provided to Actuaries
Schedule 5.7                 No Undisclosed Liabilities
Schedule 5.8                 Absence of Certain Developments
Schedule 5.9                 Taxes
Schedule 5.10                Title to Assets/Sufficiency
Schedule 5.11(a)(i)          Company Intellectual Property
Schedule 5.11(a)(ii)         Rights in Company Intellectual Property
Schedule 5.11(b)             Written Claims Regarding Company Intellectual
                              Property
Schedule 5.11(c)             Security, Back-up and Disaster Recovery Programs
Schedule 5.12(a)             Material Contracts
Schedule 5.12(b)             Default of Material Contracts
Schedule 5.13(a)             Employee Benefit Plans
Schedule 5.13(f)             Transaction Payments
Schedule 5.14(b)             Information Regarding Employees
Schedule 5.15                Litigation
Schedule 5.19                Ratings
Schedule 5.20                Financial Advisors

                                        v
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Schedule 5.21(i)             Insurance Subsidiaries
Schedule 5.21(ii)            Other Jurisdictions
Schedule 5.21(iii)           Licenses and Authorizations
Schedule 5.21(iv)            Insurance Subsidiary Applications
Schedule 5.24(i)             Reinsurance Contracts
Schedule 5.24(ii)            No Conflict
Schedule 5.24(iii)           Credit for Reinsurance Ceded
Schedule 5.25                Insurance Coverage of the Company
Schedule 5.26                Transactions with Certain Persons
Schedule 5.27                Bank Accounts
Schedule 5.28                Environmental Laws
Schedule 5.29(b)             Internal Controls
Schedule 5.30(a)(i)          Contracts with Prohibited Producers
Schedule 5.30(a)(ii)         Contracts with Producers with Contingent Commission
                              Arrangements
Schedule 5.30(b)             Default of Producer Contracts
Schedule 5.31                Certain Reinsurance Arrangements
Schedule 6.3(b)              Consents, Authorizations and Approvals
Schedule 6.3(b)(ii)          Insurance Law Jurisdictions
Schedule 6.6                 Financial Advisors
Schedule 7.3(a)              No Conflicts
Schedule 7.3(b)              Insurance Law Consents
Schedule 7.6                 Financial Advisors
Schedule 8.2(a)              Conduct in the Ordinary Course of Business
Schedule 8.2(b)              Conduct of the Business Pending the Closing
Schedule 8.2(b)(xix)         Modifications to Material Contracts
Schedule 8.3                 Payment of Consent Fees
Schedule 8.4(c)              Permitted Changes
Schedule 8.18                Prohibited Producer
Schedule 8.20(a)             Certain Investment Securities
Schedule 8.20(b)             Investment Criteria
Schedule 9.1(d)              Consents, Authorizations and Approvals
Schedule 10.2(a)(iv)         Indemnification

                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, (this "Agreement"), dated as of August 27, 2008, by and among CastlePoint Reinsurance Company, Ltd., a Bermuda exempted company ("Purchaser"), HIG, Inc., a Delaware corporation (the "Company"), and Brookfield US Corporation, a Delaware corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller owns one hundred percent (100%) of all of the issued and outstanding shares of the common stock of the Company, being an aggregate of 200 shares of par value $.01 each (the "Shares");

         WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares for the Purchase Price and upon the terms and conditions hereinafter set forth; and

         WHEREAS, certain terms used in this Agreement are defined in Section
1.1;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1      Certain Definitions.

                  (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Assets" means the Contracts, policies, rights and other assets that are owned, leased, or licensed by the Company or any of the Subsidiaries.

         "Book Value" means the consolidated shareholder's equity of the Company calculated in accordance with the Transaction Accounting Principles. For the avoidance of doubt, the Book Value as of the Reference Date shall be the amount shown as "Shareholders equity, end of period as adjusted for TAP" on the Reference Date Balance Sheet, the Seller's calculation of Book Value as of the Closing Date pursuant to Section 3.3(a) shall be the corresponding amount shown on the Closing Date Balance Sheet and the Book Value as of the Closing Date shall be the corresponding amount shown on the Agreed Balance Sheet.

         "Business Day" means any day of the year other than a Saturday, a Sunday or any other day on which national banking institutions in New York and Toronto are not open to the public for conducting business or are required or authorized to be closed.

         "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

         "Company Insurance Contracts" means all insurance Contracts (including reinsurance and retrocessional agreements) and policies, including endorsements, riders and amendments thereto, issued by the Company or any Subsidiary.

         "Contract" means any written or oral contract, subcontract, undertaking, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or contractual arrangement.

         "Continuing Employee" means each employee of the Company and the Subsidiaries who continues to be employed by the Company or any of its Affiliates after Closing.

         "FTC" means the United States Federal Trade Commission.

         "GAAP" means generally accepted accounting principles in the United States as in effect on the date of this Agreement.

         "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, national, provincial, state, local or foreign, or any agency, instrumentality or authority thereof, or any self-regulatory organization, or any court or arbitrator (public or private).

         "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

         "Income Tax Return" means any Tax Return that reports an amount of Tax that is based upon (or may be based upon), in whole or in part, an amount of net income, net profit, net receipts or net revenue, which for purposes of clarification will include all franchise Tax Returns.

         "Indebtedness" of any Person means, without duplication, (i) the principal of and accrued and unpaid interest in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities); (iii) all obligations of the type referred to in clauses
(i) and (ii) of other Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and
(iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

         "Insurance Law" means any applicable Law regulating the business of insurance or providing for the authorization or licensing of any Person who effects or carries out contracts of insurance.

         "Information Systems" means computer hardware (including desktop computers, laptops and other portable or non-portable computing, voice and data processing devices, voice and data storage devices and voice and data communications devices), servers, computer network infrastructure (including routers, hubs, switches and voice and data communication lines), data center and telecommunications equipment, voice and data network services and all other information storage, processing and telecommunications systems and services, and all documentation related thereto.

         "Intellectual Property" means all intellectual property rights arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, reexaminations and reissues of patent applications and patents issuing thereon (collectively, "Patents"); (ii) all trademarks, service marks, trade names, service names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, including all common law rights and all applications (including intent to use applications), registrations and renewals thereof, (collectively, "Marks"); (iii) all copyrights (including moral rights, if any) and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights");
(iv) Trade Secrets and (v) Software.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge of the Company" means the actual knowledge of those Persons identified on Schedule 1.1(a) to the extent indicated therein.

         "Law" means any foreign, federal, state, local law, statute, code, ordinance, Order, rule, regulation, notice requirement, rule or principle of law, including common law, of a Governmental Body.

         "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

         "Liability" means any Indebtedness, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all interest, costs and expenses relating thereto.

         "Licensed Software" means Software licensed to the Company on or prior to the Closing and in the format used by the Company on the Closing Date (and not Software developed or modified by Purchaser thereafter) pursuant to the Software License Agreements.

         "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, hypothecation, warrant, purchase right or transfer restriction.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Assets, Liabilities, operations, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries (taken as a whole) or (b) the ability of the Seller or the Company to consummate the transactions contemplated by this Agreement, other than, in the case of sub-paragraph (a) an effect resulting from an Excluded Matter , and in the case of sub-paragraph (b), an effect resulting from the Excluded Matters referred to below in subclauses
(iv) and (vii) or the effect of any change in the credit rating of the Company or the Subsidiaries by any rating agency (including A.M. Best) as a result of the identity or credit rating of Purchaser or the consummation of the transactions contemplated hereby. "Excluded Matter" means any one or more of the following: (i) any change in the United States or foreign economies or securities or financial markets in general (including any change in currency exchange rates); (ii) any change that generally affects any aspect or segment of the insurance industry in which the Company or any of the Subsidiaries operates;
(iii) any change arising in connection with earthquakes or other natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company or the Subsidiaries; (v) any changes in applicable Laws or accounting rules; (vi) the failure of the Company and the Subsidiaries to meet any of their internal projections; provided, however, that no underlying circumstance giving rise to such failure shall be an Excluded Matter unless otherwise included as an Excluded Matter pursuant to another clause of this paragraph; (vii) the public announcement of this Agreement, compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement or (viii) any change in the credit rating of the Company or the Subsidiaries by any rating agency (including A.M. Best), including as a result of the identity or credit rating of Purchaser or the consummation of the transactions contemplated hereby (it being understood however, that no underlying circumstance (other than those included in this clause (viii)) giving rise to any such change in the credit rating of the Company or the Subsidiaries shall be an Excluded Matter unless otherwise included as an Excluded Matter pursuant to another clause of this paragraph); provided, however, that none of the matters described in the foregoing clauses (i) through (iii) and (v) shall be an Excluded Matter if the effect of such matter on the Company and/or the Subsidiaries is disproportionately adverse relative to the effect on other industry participants.

         "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of any Governmental Body having jurisdiction over the Company, the Subsidiaries or Purchaser.

         "Ordinary Course of Business" means the ordinary and usual course of business of the Company and the Subsidiaries consistent with past practice.

         "Permits" means any approvals, authorizations, consents, licenses, permits, qualifications, registrations, declarations, filings, notifications, exemptions or certificates of or with a Governmental Body.

         "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) title of a lessor under a capital or operating lease; and (vi) such other imperfections in title, charges, easements, restrictions and encumbrances that do not materially impair or unreasonably restrict the Assets and are otherwise immaterial to the Company and the Subsidiaries.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Representative" of a Person means the directors, officers, employees, legal advisors, agents, stockholders, consultants, accountants, investment bankers or other representatives of such Person.

         "SAP" means, as to any insurance or reinsurance company, the statutory accounting principles prescribed or permitted by the insurance regulatory authorities of the jurisdiction in which such company is domiciled.

         "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise and
(iii) all documentation relating to (i) or (ii), including user manuals and other training documentation.

         "Subsidiary" or "Subsidiaries" means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

         "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, imposts, levies or other like assessments and governmental fees or charges of any kind whatsoever, whether payable by reason of contract, assumption, transferee liability, operation of law or, closing agreement, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, premium, guaranty fund or other insolvency fund assessments, single business, margin, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties and like assessments and charges of any kind whatsoever imposed by any Law or a Taxing Authority having jurisdiction, and (ii) all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

         "Taxing Authority" means any Governmental Body responsible for the assessment, collection or administration of an amount of item defined as a Tax.

         "Tax Return" means any return, report or statement filed or required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, the Company, any of the Subsidiaries, or any of their Affiliates.

         "Trade Secrets" means any and all trade secrets, including any non-public and confidential technology, information, know-how, proprietary processes, customer lists, formulae, algorithms, models or methodologies constituting trade secrets, and all rights in and to the same, including the right to sue for past, present and future infringement or misappropriation thereof.

         "Transaction Accounting Principles" means the accounting principles set forth on Schedule 1.1(b).

         "Transfer Taxes" means any real property transfer, sales, use, value added, stamp, documentary, recording, registration, conveyance, stock transfer, real estate excise, intangible property transfer, personal property transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes (together with any interest or penalty, addition to Tax or additional amount imposed by a Taxing Authority) as levied by any Taxing Authority in connection with the sale of the Shares pursuant to this Agreement, including, without limitation, any payments made in lieu of any such Taxes, which become payable in connection with the sale of the Shares pursuant to this Agreement.

         "Treasury Regulations" means the Income Tax Regulations promulgated under the Code, as amended from time to time.

                  1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term                                         Section
----                                         -------

2007 Hermitage SAP Statements                5.6(b)
2007 SAP Statements                          5.6(b)
2008 SAP Statements                          8.13(a)
Acquired Business                            8.18(b)
Acquired Company                             8.18(b)
Affiliated Group                             5.9(d)
Agreed Balance Sheet                         11.1(a)
Agreement                                    Recitals
Antitrust Laws                               8.4(b)
ARIC                                         5.12(a)(xi)
ARIC, LLC                                    8.5(b)
Balance Sheets                               5.6(b)
Balance Sheet Date                           5.6(b)
Balance Sheet Review Period                  3.3(b)
Basket                                       10.5(a)
Cap                                          10.5(a)
Closing                                      4.1
Closing Date Book Value                      3.3(a)
Closing Date                                 4.1

Term                                         Section
----                                         -------

Closing Date Balance Sheet                   3.3(a)
Closing Date Payment                         3.2
Common Stock                                 5.4(a)
Company                                      Recitals
Company 401(k) Plan                          5.13(a)
Company Benefit Plan                         5.13(a)
Company Documents                            5.2
Company Intellectual Property                5.11(a)
Confidentiality Agreement                    8.6(a)
Consolidated Tax Return                      11.2(a)
Consultation Period                          3.3(e)
Copyrights                                   1.1 (in Intellectual Property
                                                  definition)
Covenant Survival Period                     10.1(b)
Current Representation                       12.10
ERISA                                        5.13(a)
Estimated Closing Book Value                 3.2
Excluded Matter                              1.1 (in definition of Material
                                                  Adverse Effect)
Filing Party                                 11.2(c)
Final Adjustment Payment                     3.3(h)
Final Allocation                             11.6(b)
Final Closing Book Value                     3.3(f)
HIC                                          5.6(b)
Hyperion                                     8.16
Indemnification Claim                        10.4(b)
Indemnified Officers                         8.7
Independent Accounting Firm                  3.3(f)
Initial Allocation                           11.6(b)
Insurance Subsidiaries                       5.21
Jointly Privileged Information               8.15
Kodiak                                       5.6(b)
Losses                                       10.2(a)
Marks                                        1.1 (in Intellectual Property
                                                  definition)
Material Contracts                           5.12(a)
Notice of Balance Sheet Disagreement         3.3(d)
Ocean Merger Agreement                       7.7
Offering Materials                           8.21(b)
Other Parties                                5.12(b)
Patents                                      1.1 (in Intellectual Property
                                                  definition)
Post-Closing Covenants                       10.1(b)
Post-Closing Representation                  12.10
Pre-Closing Covenants                        10.1(b)
Post-Closing Tax Year                        11.1(c)
Producer Contract                            5.30(a)
Prohibited Producer                          8.18
Purchase Price                               3.1

Term                                         Section
----                                         -------

Purchaser                                    Recitals
Purchaser Documents                          7.2
Purchaser Indemnified Parties                10.2(a)
Quick Filed Tax Returns                      11.2(c)
Reference Date                               3.2
Reference Date Balance Sheet                 3.2
Reinsurance Contracts                        5.24
Restricted Employees                         4.5(b)
Reviewing Party                              11.2(c)
SAP Statements                               5.6(a)
Section 338 Forms                            11.6(a)
Section 338(h)(10) Election                  11.6(a)
Securities Act                               7.5
Seller Group                                 12.10
Seller Documents                             6.2
Seller Indemnified Parties                   10.3(a)
Seller                                       Recitals
Settlement Auditor                           11.6(b)
Software License Agreements                  5.11(e)
Shares                                       Recitals
Straddle Period                              11.1(b)
Sub-Basket                                   10.5(a)
Subject Marks                                8.10
Survival Period                              10.1(a)
Tax Claim                                    11.3
Tax Sharing Agreements                       11.7(b)
Termination Date                             4.3(a)
Waiving Parties                              12.10
WARN                                         8.11

                  1.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                  (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

                  (b) Dollars. Any reference in this Agreement to $ or dollars shall mean United States dollars.

                  (c) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule for which it is reasonably apparent that the information in such Schedule is responsive notwithstanding any reference to a specific Schedule. Disclosure of any matter or item on any Schedule shall not constitute or be deemed to constitute an acknowledgement, admission or indication that any such matter or item is material, would have a Material Adverse Effect or is required to be disclosed. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

                  (d) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

                  (e) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

                  (f) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                  (g) Including. The word "including" or any variation thereof means (unless the context of its usage otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                  (h) Jointly Drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

                  2.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Shares free and clear of all Liens.

                                   ARTICLE III

                                 PURCHASE PRICE

                  3.1 Purchase Price. The aggregate consideration for the Shares (the "Purchase Price") shall be an amount equal to the Final Closing Book Value, plus $27,000,000.

                  3.2 Payment of Purchase Price. At the Closing, Purchaser shall pay the Closing Date Payment to Seller, which shall be paid by wire transfer of immediately available funds into an account designated by Seller. The "Closing Date Payment" shall be an amount equal to (i) the Book Value of the Company as of December 31, 2007 (the "Reference Date"), calculated based on the consolidated balance sheet of the Company as of the Reference Date (the "Reference Date Balance Sheet"), which has been prepared in accordance with the Transaction Accounting Principles, (ii) plus or minus, as applicable, Seller's good faith estimate of the increase or decrease in Book Value of the Company from the Reference Date to and including the Closing Date, (iii) plus Twenty-Seven Million Dollars ($27,000,000). The Reference Date Balance Sheet and a calculation of the Book Value of the Company as of the Reference Date are set forth on Schedule 3.2. In accordance with (ii) above, Seller shall provide written notice of Seller's estimate of the Book Value of the Company as of the Closing Date (the "Estimated Closing Book Value") as well as a calculation of the Closing Date Payment to Purchaser at least three (3) Business Days prior to the Closing Date.

                  3.3      Purchase Price Adjustment.

                  (a) As soon as practicable, but no later than sixty (60) Business Days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser (i) an unaudited consolidated balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet"), which shall reflect the Seller's calculation of Book Value as of the Closing Date (the "Closing Date Book Value"). The Closing Date Balance Sheet shall be prepared (i) in a manner consistent with the principles and approaches utilized in preparing the Reference Date Balance Sheet and (ii) in accordance with the Transaction Accounting Principles applied consistently with their application in connection with the preparation of the Reference Date Balance Sheet. In connection with Seller's preparation of the Closing Date Balance Sheet, Seller and its Representatives will be permitted to review all of the books, records and other relevant information relating to the operations and finances of the Company and the Subsidiaries with respect to the period up to and including the Closing Date and shall have access to Company personnel during regular business hours upon reasonable advance notice and under reasonable circumstances.

                  (b) During the forty-five (45) Business Days immediately following Purchaser's receipt of the Closing Date Balance Sheet (the "Balance Sheet Review Period"), Seller shall ensure that the individuals in its employ responsible for and knowledgeable about the information used in, and the preparation of, the Closing Date Balance Sheet are reasonably available during regular business hours upon reasonable advance notice and under reasonable circumstances to respond to the reasonable inquiries of Purchaser. If at the end of the Balance Sheet Review Period any information reasonably requested by Purchaser at least ten (10) Business Days prior to the end of the Balance Sheet Review Period (or, in the case of any follow-up request relating to information previously provided in response to a request by Purchaser, no later than five
(5) Business Days after such previously provided information was provided to Purchaser) in connection with its review of the Closing Date Balance Sheet has not been provided to Purchaser's reasonable satisfaction, the Balance Sheet Review Period shall be automatically extended until the fifth (5th) Business Day after such information is provided to Purchaser.

                  (c) Purchaser agrees that, following the Closing through the date that the Final Closing Book Value becomes final and binding, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Closing Date Balance Sheet is based that would impede or delay the determination of the Final Closing Book Value.

                  (d) Purchaser shall notify Seller in writing (the "Notice of Balance Sheet Disagreement"), prior to the expiration of the Balance Sheet Review Period, if Purchaser disputes amounts reflected in the Closing Date Balance Sheet. Purchaser shall be permitted to dispute amounts reflected in the Closing Date Balance Sheet only on the basis that such amounts were not arrived at in a manner consistent with the preparation of the corresponding amounts in the Reference Date Balance Sheet or on the basis of arithmetic error; provided, however, that Purchaser shall only be permitted to dispute amounts in the Notice of Balance Sheet Disagreement to the extent such amounts in dispute equal or exceed $250,000 in the aggregate; provided, further, that adjustments may be made pursuant to Section 3.3 to the amounts reflected in the Closing Date Balance Sheet in amounts that are less than $250,000 in the aggregate, so long as the initial amounts in dispute were equal to or greater than $250,000 in the aggregate. The Notice of Balance Sheet Disagreement shall set forth in reasonable detail the basis for such dispute, the amounts involved and Purchaser's calculation of the Closing Date Book Value. If no Notice of Balance Sheet Disagreement is received by Seller prior to the expiration of the Balance Sheet Review Period, then the Closing Date Balance Sheet and the Closing Date Book Value delivered by Seller pursuant to Section 3.3(a) shall be deemed to have been accepted by Purchaser and shall be binding upon the parties in accordance with the final sentence of Section 3.3(f).

                  (e) During the thirty (30) Business Days immediately following the delivery of a Notice of Balance Sheet Disagreement (the "Consultation Period"), Purchaser and Seller shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Balance Sheet Disagreement.

                  (f) If, at the end of the Consultation Period, Seller and Purchaser have been unable to resolve any differences that they may have with respect to the matters specified in the Notice of Balance Sheet Disagreement, Seller and Purchaser shall submit all matters that remain in dispute with respect to the Notice of Balance Sheet Disagreement to KPMG LLP or, if such firm refuses to accept such engagement, another nationally recognized firm of independent public accountants as to which Seller and Purchaser mutually agree acting promptly and in good faith (the "Independent Accounting Firm"). As promptly as practicable (but in any case no later than sixty (60) days from the date of engagement of the Independent Accounting Firm), the Independent Accounting Firm shall make a final determination, which shall be binding on the parties to this Agreement and their Affiliates for purposes of this Agreement, of the appropriate amount of each of the line items in the Closing Date Balance Sheet which were set out in the Notice of Balance Sheet Disagreement. With respect to each disputed item, such determination, if not in accordance with the position of either Seller or Purchaser, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Purchaser in the Notice of Balance Sheet Disagreement or Seller in the Closing Date Balance Sheet with respect to such disputed line item. Based on its final determination of the disputed items, the Independent Accounting Firm shall make a final determination, binding on the parties to this Agreement, as to the Closing Date Book Value. The amount of the Closing Date Book Value that is final and binding on the parties, as determined either through agreement of the parties pursuant to Sections 3.3(d) or 3.3(e) or through the action of the Independent Accounting Firm pursuant to this Section 3.3(f), is referred to as the "Final Closing Book Value".

                  (g) The cost of the Independent Accounting Firm's review and determination as set forth in Section 3.3(f) above shall be allocated based on the inverse of the percentage its determination (before such allocation) bears to the amount of the Closing Date Book Value in dispute as originally submitted to the Independent Accounting Firm. For example, should the amount of the Closing Date Book Value in dispute total in amount to $1,000 and the Independent Accounting Firm awards $600 in favor of Seller's position, 60% of the costs of its review would be borne by Purchaser, and 40% of the costs of its review would be borne by Seller. During the review by the Independent Accounting Firm, Purchaser, the Company and Seller will each make available to the Independent Accounting Firm interviews with such individuals, and such information, books and records and work papers, as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under Section 3.3(f); provided, however, that the accountants of Seller, Purchaser or the Company shall not be obliged to make any work papers available to the Independent Accounting Firm unless and until such firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

                  (h) Within three (3) Business Days after the Final Closing Book Value is finally determined pursuant to this Section 3.3, if the Final Closing Book Value exceeds the Estimated Closing Book Value, Purchaser shall pay to Seller, or if the Estimated Closing Book Value exceeds the Final Closing Book Value, Seller shall pay to Purchaser, an amount equal to the absolute value of the difference between Final Closing Book Value and the Estimated Closing Book Value (the "Final Adjustment Payment"). The Final Adjustment Payment shall be paid, together with interest thereon from the Closing Date until the date of payment, (i) if the Final Closing Book Value exceeds the Estimated Closing Book Value, by Purchaser to Seller by wire transfer of immediately available funds into an account designated by Seller, or (ii) if the Estimated Closing Book Value exceeds the Final Closing Book Value, by Seller to Purchaser, by wire transfer of immediately available funds into the account designated by Purchaser.

                  (i) For the purposes of Section 3.3(h), interest will be payable at the "prime" rate in effect as of the Closing Date, as announced by The Wall Street Journal, Eastern Edition, plus 2%, calculated based on a 365 day year and the actual number of days elapsed.

                                   ARTICLE IV

                             CLOSING AND TERMINATION

                  4.1 Closing Date. The closing of the sale and purchase of the Shares provided for in Section 2.1 hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may designate in writing), or remotely via the electronic exchange of signatures and documents, at 10:00 a.m. (Eastern Time) on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the third Business Day after the satisfaction or waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto. The Closing shall be deemed to occur at 11:59 p.m. on the Closing Date.

                  4.2      Closing Deliveries.

                  (a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

                           (i) letters of resignation from the directors of the Company and the Subsidiaries whose names appear on Schedule 4.2(a)(i);

                           (ii) stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers, with any required Transfer Tax stamps affixed thereto;

                           (iii) the certificates referred to in Sections 9.1(a) and 9.1(b);

                           (iv) a certificate of the corporate secretary of each of the Company and Seller, dated the Closing Date, as to the resolutions duly and validly adopted by the Boards of Directors of the Company and Seller evidencing their respective authorization of the execution, delivery and performance of this Agreement and such other documents as may be reasonably necessary to consummate the transactions contemplated hereby;

                           (v) a schedule setting forth the Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries within 90 days after the Closing Date;

                           (vi) such other documents required to be delivered by Seller to Purchaser at the Closing pursuant to this Agreement; and

                           (vii) a certificate of non-foreign status that complies with Section 1445 of the Code and the Treasury Regulations promulgated thereunder.

                  (b) At the Closing, Purchaser shall deliver or cause to be delivered to Seller the following:

                           (i) the Closing Date Payment in immediately available funds to the account as provided in Section 3.2;

                           (ii) the certificates referred to in Sections 9.2(a) and 9.2(b); and

                           (iii) such other documents required to be delivered by Purchaser to Seller at the Closing pursuant to this Agreement.

                  4.3 Termination of Agreement. This Agreement may be validly terminated prior to the Closing, without penalty to any party, as follows:

                  (a) at the election of Seller or Purchaser on or after February 27, 2009, (such date, as it may be extended pursuant to this Section 4.3(a), the "Termination Date"), if the Closing shall not have occurred by 11:59 p.m. on the day immediately preceding such date, provided that the terminating party is not in breach in any material respect of any of its obligations hereunder; and provided further, that either Seller or Purchaser shall have the option to extend, from time to time, the Termination Date for additional periods of time not to exceed sixty (60) days in the aggregate for all such extensions, whether by Seller or Purchaser, if all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the conditions set forth in Sections 9.1(d) and 9.2(d) have not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Laws or an Order of a Governmental Body of competent jurisdiction shall be in effect and either or both of Seller and Purchaser are still attempting to obtain such necessary consents and approvals under applicable Laws, or are contesting (x) the refusal of the relevant Governmental Body to give such consents or approvals, or (y) the entry of any such Order, in court or through other applicable proceedings;

                  (b) by mutual written consent of Seller and Purchaser;

                  (c) by Seller or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is appealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 4.3(c) shall not be available to a party if such Order was primarily due to a breach in any material respect by such party of any of its obligations under this Agreement;

                  (d) by Purchaser, if Seller or the Company shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Seller or the Company that would cause any of the conditions set forth in Section 9.1(a) or Section 9.1(b) not to be satisfied, and such condition is incapable of being satisfied by the Termination Date prior to any extension pursuant to Section 4.3(a); provided, however, that Purchaser is not then in material breach of this Agreement; and

                  (e) by Seller, if Purchaser shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Purchaser that would cause any of the conditions set forth in
Section 9.2(a) or Section 9.2(b) not to be satisfied, and such condition is incapable of being satisfied by the Termination Date prior to any extension pursuant to Section 4.3(a); provided, however, that Seller is not then in material breach of this Agreement.

                  4.4 Procedure Upon Termination. In the event of termination and abandonment by Purchaser or Seller, or both, pursuant to Section 4.3 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by Purchaser or Seller.

                  4.5      Effect of Termination.

                  (a) In the event that this Agreement is validly terminated in accordance with Sections 4.3 and 4.4, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination, and such termination shall be without liability to Purchaser, the Company or Seller; provided, that no such termination shall relieve any party hereto from liability for any breach of this Agreement and, provided, further, that the obligations of the parties set forth in Sections 4.5(b), 4.5(c) and 4.5(d) and Articles X and XII hereof shall survive any such termination and shall be enforceable hereunder.

                  (b) During the period from the date hereof through the earlier of (i) the Closing and (ii) the date that is two (2) years following the termination of this Agreement pursuant to Section 4.3 hereof, Purchaser shall not directly or indirectly, through any Affiliate, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any employee set forth on Schedule 4.5(b) (the "Restricted Employees"). Notwithstanding the limitations in this Section 4.5(b) applicable to the Restricted Employees, such limitations shall not prohibit Purchaser and its Affiliates from: (x) soliciting the employment, employing or retaining any Restricted Employee after the termination of such employee's employment by Seller or its Affiliates at any time, (y) placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards the Restricted Employees, including the use of an independent employment agency or search firm whose efforts are not specifically directed at Restricted Employees; provided, however, Purchaser will not, and will direct its Affiliates (as well as such independent employment agency or search firm) not to, contact, interview, employ or retain as a consultant any Restricted Employee referred by any such independent employment agency or search firm, or (z) soliciting specifically identified Restricted Employees with the prior written agreement of Seller. Furthermore, if this Agreement is terminated pursuant to
Section 4.3 hereof, Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that the Company or any of the Subsidiaries may propose or enter into relating to the sale of all or any portion of the Company to any third party.

                  (c) Nothing in this Section 4.5 shall relieve Seller or Purchaser of any liability for a breach of any of its covenants or representations and warranties contained in this Agreement prior to the date of termination.

                  (d) Except as provided in Section 4.5(b), the Confidentiality Agreement shall survive any termination of this Agreement and nothing in this
Section 4.5 shall relieve Seller or Purchaser of any of their rights or obligations under the Confidentiality Agreement; provided, that Section 4.5(b) shall supersede any similar restrictions set forth in the Confidentiality Agreement.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

         The Company and Seller hereby represent and warrant to Purchaser that:

                  5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

                  5.2 Authorization of Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the "Company Documents"), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Company Document when so executed and delivered will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5.3      Conflicts; Consents of Third Parties.

                  (a) Except as set forth on Schedule 5.3(a), none of the execution, delivery and performance by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to the creation of any Lien on the Shares or any Asset of the Company or any Subsidiary under, or give rise to a right of termination, amendment, acceleration or cancellation under, or the loss of any material benefit pursuant to the terms of, any provision of (i) the certificate of incorporation and bylaws or comparable organizational documents of the Company or any Subsidiary; (ii) any Contract, or Permit to which the Company or any Subsidiary is a party or by which any of the properties or assets of the Company or any Subsidiary is bound; (iii) any Order of any Governmental Body applicable to the Company or any Subsidiary or by which any of the properties or assets of the Company or any Subsidiary is bound; or
(iv) any applicable Law, other than, in the case of clauses (ii), (iii), and
(iv), such conflicts, violations, defaults, terminations or cancellations, that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body or other Person is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with the applicable requirements of the HSR Act, (ii) in connection or in compliance with the insurance Laws of the jurisdictions set forth in Schedule 5.3(b)(ii), (iii) such other consents, waivers, approvals or authorizations of Persons (other than Governmental Bodies) as have been obtained on or before the date hereof and (iv) such other consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

                  5.4      Capitalization.

                  (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, $.01 par value per share (the "Common Stock"). As of the date hereof, there are 200 shares of Common Stock issued and outstanding and no shares of Common Stock are held by the Company as treasury stock. Seller is the owner of all of the issued and outstanding shares of Common Stock, which were duly authorized for issuance and are validly issued, fully paid and non-assessable.

                  (b) Except as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right, or Contract of any character to which the Company, Seller or any Affiliate of Seller is a party requiring, and there are no securities of the Company, Seller or any Affiliate of Seller outstanding which upon conversion, exercise or exchange would require, the issuance of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company. None of Seller, any Affiliate of Seller or the Company is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Common Stock.

                  5.5      Subsidiaries.

                  (a) Schedule 5.5(a) sets forth the name of each Subsidiary, and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by the stockholders or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is duly qualified or authorized to do business as a foreign corporation or entity and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification or authorization, except where the failure to be so duly organized, validly existing, qualified, authorized or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Each Subsidiary has all material requisite corporate or entity power and authority to own, lease and operate its properties and carry on its business as now conducted. Except as set forth on
Schedule 5.5(a), neither the Company nor any Subsidiary, separately or collectively, beneficially owns, directly or indirectly, more than 5% of the outstanding share capital, voting securities or other voting equity interests of any other Person.

                  (b) The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares or other equity interests represented as being owned by the Company or another Subsidiary are owned by it free and clear of any and all Liens, except as set forth on
Schedule 5.5(b). No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which the Company, Seller, any Affiliate of Seller or any Subsidiary is a party requiring, and there are no securities of the Company, Seller, any Affiliate of Seller or any Subsidiary outstanding which upon conversion, exercise or exchange would require, the issuance of any shares of capital stock or other equity interests of any Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity interests of any Subsidiary. All of the outstanding shares of capital stock of each Subsidiary, as set forth on Schedule 5.5(a), will be owned of record and beneficially by the Company or another Subsidiary free and clear of all Liens as of the Closing.

                  5.6      SAP Statements.

                  (a) The Company has made available to Purchaser true and complete copies of the SAP Statements. As used herein, the term "SAP Statements" means the annual audited statutory statements and, to the extent applicable, quarterly unaudited statutory statements and supplements, of each of the Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 2007, 2006 and 2005 and the six month period ended June 30, 2008 or the local equivalents in the applicable jurisdictions. As of the date hereof, each of the Insurance Subsidiaries has filed or submitted all SAP Statements required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled on forms prescribed or permitted by such authority, except for such failures to file that would not have, or reasonably be expected to have, a Material Adverse Effect. Except as set forth on Schedule 5.6(a)(i), the SAP Statements have been prepared in accordance with SAP, consistently applied, and present fairly, in all material respects, the statutory financial position and the statutory results of operations of the Insurance Subsidiaries as at the dates and for the periods indicated therein. Except as described in the SAP Statements or set forth on Schedule 5.6(a)(ii), there are no "permitted practices" prescribed or permitted by the insurance departments of either New York or New Jersey utilized by the Insurance Subsidiaries in preparation of the SAP Statements.

                  (b) For the purposes hereof, the SAP Statements of Hermitage Insurance Company ("HIC") as at December 31, 2007 (the "2007 Hermitage SAP Statements"), the SAP Statements of Kodiak Insurance Company, a New Jersey corporation ("Kodiak") as at December 31, 2007 (together with the 2007 Hermitage SAP Statements, the "2007 SAP Statements") and the portion(s) of the Reference Date Balance Sheet that relate to the non-insurance Subsidiaries are collectively referred to as the "Balance Sheets" and December 31, 2007 is referred to as the "Balance Sheet Date".

                  (c) Except as set forth in Schedule 5.6(a)(i), the loss reserves (including incurred but not reported loss reserves) and loss adjustment expense reserves of the Company and the Subsidiaries reflected on the 2007 SAP Statements (i) have been prepared in accordance with SAP, consistently applied, and were established by Company management and claims personnel in the Ordinary Course of Business and (ii) were reviewed for reasonableness by the Company's external actuarial firm using generally accepted actuarial standards.

                  (d) To the Knowledge of the Company, all factual information, statistics and data provided by the Company and the Subsidiaries to PricewaterhouseCoopers LLP in connection with the preparation of the actuarial report supporting the Statement of Actuarial Opinion of HIC as of December 31, 2007 and the actuarial report supporting the Statement of Actuarial Opinion of Kodiak as of December 31, 2007, was believed by the Company to be complete and reasonable in all material respects. The Company has provided to the Purchaser a true and correct copy of the actuarial certificates filed with the respective insurance departments of New York or New Jersey, as the case may be, in connection with the filing of the SAP Statements.

                  5.7 No Undisclosed Liabilities. Except as reflected in, reserved against or otherwise set forth on the Balance Sheets or on Schedule 5.7, to the Knowledge of the Company, neither the Company nor any Subsidiary has any Liabilities of any kind, other than (i) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date, including Liabilities for losses and loss adjustment expenses arising under policies or contracts of insurance or reinsurance issued or assumed by a Subsidiary, (ii) Liabilities incurred in connection with the transactions contemplated hereby or (iii) Liabilities that would not, individually or in the aggregate, be material to the financial condition, business or operations of the Company and the Subsidiaries taken as a whole.

                  5.8 Absence of Certain Developments. As of the date hereof, except as contemplated by this Agreement or as set forth on Schedule 5.8, since the Balance Sheet Date (i) the Company and the Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, (ii) there has not been any action, event, change, occurrence or circumstance or failure to act that, individually or in the aggregate, has had or would have, or reasonably be expected to have, a Material Adverse Effect and (iii) there has not been any action, event, change, occurrence or circumstance or failure to act that, if it had occurred after the date of this Agreement, would have required Purchaser's consent pursuant to Section 8.2(a) or Sections 8.2(b)(i) through (vi), Sections 8.2(b)(x) through (xvii) and Section 8.2(b)(xxi).

                  5.9      Taxes.  Except as set forth in Schedule 5.9:

                  (a) Each of the Company and the Subsidiaries has timely filed (or there have been filed on their behalf) all Income Tax Returns and other material Tax Returns required to be filed by each of them (taking into account any extension of time within which to file), and all Taxes shown due on such Tax Returns by the Company and the Subsidiaries or otherwise due have been paid. With respect to Taxes for tax periods ending on or prior to the Closing Date but which are not yet due and payable as of such date, the Company and the Subsidiaries have accrued a sufficient amount for such Taxes on the financial statements for the consolidated group that includes the Company and the Subsidiaries. All Income Tax Returns and other material Tax Returns of the Company and the Subsidiaries are true, correct and complete in all material respects. All material Taxes required to be withheld in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other similar third party by the Company or any of the Subsidiaries have been withheld and have been (or will be) duly and timely paid to the proper Taxing Authority in the manner prescribed by Law, and the Company and the Subsidiaries have complied in all material respects with all the reporting and recordkeeping requirements relating to the collection and administration of such Taxes. Other than in the ordinary course of business of the Company or its Subsidiaries (as the case may be), none of the Company or the Subsidiaries has engaged in any transaction or agreement (including an installment sale) prior to the Closing Date which could result in (A) the recognition of a material amount of income or gain in any period ending after the Closing Date which relates to a payment received prior to the Closing Date, (B) the payment of an amount after the Closing Date for which a deduction or loss has been or will be taken in a Tax period ending on or before the Closing Date, or (C) the inclusion in income of any adjustment pursuant to sections 446 and 481 of the Code or any comparable provision of state, local or foreign law.

                  (b) No material deficiencies, audits, assessments, reassessment, claims, proceedings, requests for information or investigations for any Taxes (i) are currently in process or underway or (ii) have been proposed, threatened, asserted or assessed, in each case of this clause (ii), in writing against the Company or any of the Subsidiaries that are still pending. Neither the Company nor any of the Subsidiaries has agreed to any waiver or extension of any statute of limitations with respect to the assessment or collection of any Tax, which waiver or extension is still in effect. No requests for waivers of the time to assess any such Taxes have been made that are still pending. No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns (or where Tax Returns have not been filed on their behalf) that the Company or such Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

                  (c) None of the Company or the Subsidiaries, or Seller (with respect thereto): (i) has for tax years beginning after December 31, 2007 (A) any application pending with any Taxing Authority requesting permission for any changes in its accounting methods, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law,
(C) amended any Tax Return, (D) settled any claim for a refund for Taxes, or (E) or settled any controversy relating to Taxes; or (ii) is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority or has requested any such rulings, which in each case of clause (i) and (ii) that is reasonably likely to adversely affect in a material manner, or will be binding upon, any Purchaser Indemnified Party for tax periods (or portions thereof) beginning after the Closing Date.

                  (d) None of the Company or the Subsidiaries have been a member of an affiliated group within the meaning of Section 1504(a) of the Code or any other group filing Tax Returns on a combined, consolidated, unitary or other similar basis ("Affiliated Group") other than the Affiliated Group that includes Seller as a common parent. There are no Liens for Taxes on the Shares or the assets of the Company or any of the Subsidiaries other than Permitted Exceptions. No power of attorney has been granted by or with respect to the Company or the Subsidiaries with respect to any matter relating to Taxes that will continue in effect after the Closing Date. None of the Company or the Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing or allocation agreement, or any other agreement the principal purpose of which is to provide for the allocation, sharing or indemnification of Taxes that were entered into prior to the Closing Date, other than Tax Sharing Agreements. None of the Company or any of the Subsidiaries is liable for any Taxes of another person as a successor, transferee, by indemnity, by law or by contract. None of Seller (with respect to the Company and the Subsidiaries), the Company or the Subsidiaries has participated in a "listed transaction" described in Treasury Regulation Section 1.6011-4(c). Within the meaning of Section 355 of the Code, none of the Company or the Subsidiaries was a "distributing corporation" in a transaction intended to be governed by Section 355 of the Code
(A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" in conjunction with the transactions contemplated by this Agreement.

                  (e) No election has been made by or with respect to the Company or the Subsidiaries under section 846(e) of the Code. None of the Company or the Subsidiaries has a "policyholders surplus account" within the meaning of section 815 of the Code. None of the Company or the Subsidiaries maintains a "special loss discount account" or makes "special estimated tax payments" within the meaning of section 847 of the Code. None of the Company or the Subsidiaries is a life insurance company as defined in section 816 of the Code. Tax basis, loss and loss adjustment expense reserves, and unearned premium reserves for the Company and each Subsidiary have been computed and maintained in the manner required under Sections 832 and 846 of the Code and any other applicable tax provision.

                  5.10 Title to Assets; Sufficiency. The Assets constitute all of the material rights, properties and assets used or held for use in or necessary for the conduct or operation of the business of the Company and the Subsidiaries as presently conducted and are in good condition and repair, except for ordinary wear and tear. The Company and the Subsidiaries have good, valid and marketable title to, a valid leasehold interest in, or a valid license to, the Assets (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement), free and clear of any Liens (other than Permitted Exceptions). Neither the Company nor any Subsidiary currently owns or, to the Knowledge of the Company, has ever owned, any real property interests in fee. Except as set forth in Schedule 5.10, there are no rights obtained by the Company or the Subsidiaries through Contracts to which Seller or an Affiliate of Seller (other than the Company and the Subsidiaries) is a party.

                  5.11     Intellectual Property.

                  (a) Except as set forth on Schedule 5.11(a)(i), neither the Company nor any Subsidiary has ownership rights in any issued Patents, pending Patent applications, registered Marks, applications for registration of Marks or registered Copyrights. Except as set forth on Schedule 5.11(a)(ii), the Company and the Subsidiaries own free of any Lien or have valid rights to use all material Software and all material Intellectual Property used by them in the Ordinary Course of Business ("Company Intellectual Property") and all material Information Systems used by them in the Ordinary Course of Business.

                  (b) To the Knowledge of the Company, (i) no Person is infringing, misappropriating or violating any Company Intellectual Property owned by the Company or any Subsidiary or any Company Intellectual Property that is owned by any other Person and licensed to the Company or any Subsidiary and
(ii) neither the Company Intellectual Property nor the operation of the business of the Company or any Subsidiary as currently conducted (or as currently contemplated to be conducted) infringes, constitutes a misappropriation of or violates the Intellectual Property of any other Person. Except as set forth on
Schedule 5.11(b), the Company Intellectual Property owned by the Company or any Subsidiary is not the subject of any challenge or claim received by the Company or any of the Subsidiaries in writing. Neither the Company nor any Subsidiary own any material proprietary Software.

                  (c) Schedule 5.11(c) sets forth a general summary of security, back-up and disaster recovery programs established by the Company and the Subsidiaries. The Company and each Subsidiary further have established and maintained and will continue to maintain, a commercially reasonable security program, including technology, practices and procedures. The Company and the Subsidiaries are in material compliance with such programs. To the Knowledge of the Company, neither the Company nor any Subsidiary has suffered a security breach with respect to its data or Information Systems that has required notification under applicable Law or pursuant to such programs to any employee, customer or any other Person during the two (2) year period prior to the date of this Agreement.

                  (d) Neither the Company nor any Subsidiary is prohibited by any privacy policies or agreements used in the conduct of its business from providing the Purchaser with the personal, private, health or financial information about current, former and prospective workers' compensation customers, consumers and/or benefits recipients that has been, or will be provided to Purchaser, on or before the Closing Date, in connection with the transactions contemplated by this Agreement.

                  (e) The Company and each Subsidiary shall have access to and the rights to modify the source code that is the subject of the Software License Agreements identified in Schedule 5.26(16) - 5.26(22) (the "Software License Agreements").

                  5.12     Material Contracts.

                  (a) Schedule 5.12(a) sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by which any of their respective Assets is bound and which are in effect as of the date hereof (collectively, the "Material Contracts"):

                           (i) Contracts with any labor union or association representing any employee of the Company or any of the Subsidiaries;

                           (ii) Contracts for the sale of any asset of the Company or any of the Subsidiaries other than in the Ordinary Course of Business, for consideration in excess of $250,000;

                           (iii) Contracts relating to any acquisition to be made by the Company or any of the Subsidiaries of (A) any operating business or the capital stock of any other Person or (B) any other assets outside of the Ordinary Course of Business;

                           (iv) Contracts relating to the incurrence of Indebtedness, or the making of any loans, in each case involving amounts in excess of $250,000;

                           (v) Contracts that contain covenants that purport to prohibit or limit the ability of the Company or any Subsidiary, or any of their respective Affiliates, officers, directors, stockholders or members (solely by reason of such Person's relationship with the Company or any Subsidiary), from engaging in any business activity in any geographic area applicable to the Company or any Subsidiary or in any line of business or to compete with any Person, to the extent that such covenants would be in effect after the Closing Date;

                           (vi) all leases of real property by the Company or a Subsidiary;

                           (vii) all leases of personal property by the Company or a Subsidiary involving annual payments in respect of such lease in excess of $50,000;

                           (viii) any Contract with any Governmental Body;

                           (ix) any Contract establishing any joint venture, strategic alliance or other collaboration that is material to the business of the Company or any Subsidiary, other than Contracts with producers;

                           (x) other than insurance Contracts entered into in the Ordinary Course of Business, Contracts that involve the expenditure of more than $250,000 in the aggregate in any year or require performance by any party more than one year from the date hereof that, in either case, are not terminable by the Company or a Subsidiary (A) without penalty on notice of 180 days or less or (B) with payment in lieu of notice, so long as such payment relates to a period of time not to exceed 180 days;

                           (xi) any Contract with American Resources Insurance Company ("ARIC") or any of its Affiliates;

                           (xii) any Contract related to the GEN-A-RATE software platform; and

                           (xiii) any other Contract that is individually material to the business of the Company and the Subsidiaries taken as a whole, other than Contracts with producers.

Seller has made available to Purchaser true, correct and complete copies of all of the Material Contracts set forth on Schedule 5.12(a).

                  (b) Except as set forth on Schedule 5.12(b) (i) each Material Contract is in full force and effect and is the legal, valid, binding and enforceable obligation of the Company or the Subsidiary which is a party to such Material Contract (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), (ii) to the Knowledge of the Company, each Material Contract is the legal, valid, binding and enforceable obligation of the other parties thereto (the "Other Parties") (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and (iii) none of the Company or any Subsidiary, or, to the Knowledge of the Company, the Other Parties is in material breach, violation or default, and, to the Knowledge of the Company, no event has occurred which with or without notice or lapse of time or both would constitute a material breach, violation or default by any such party, permit termination, modification, or acceleration by the Other Parties, or lead to the loss of any material benefit to the Company or any Subsidiary pursuant to the terms of any Material Contract except (A) for breaches, violations or defaults which would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, and (B) that, in order to avoid a default, violation or breach under any Material Contract, the consent of the Other Parties as set forth in Schedule 5.3(b) may be required in connection with the transactions contemplated hereby.

                  5.13     Employee Benefits Plans.

                  (a) Schedule 5.13(a) lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any other employee benefit plan, program, arrangement or agreement (including any bonus, incentive compensation, stock option, stock purchase, restricted stock, pension, supplemental retirement, deferred compensation, welfare benefit, retiree health, life insurance, severance or other plan, program, arrangement or agreement), whether or not subject to ERISA, that is maintained, sponsored or contributed to by the Company or any of the Subsidiaries or with respect to which the Company or any Subsidiary has any Liability (each, a "Company Benefit Plan"). The Company has made available to Purchaser correct and complete copies of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan, and (v) the most recent determination letter received with respect to each Company Benefit Plan that is intended to be tax qualified under Section 401(a) of the Code (the "Company 401(k) Plan"), as well as a correct and complete copy of each pending application for a determination letter, if any. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code and all other applicable Laws.

                  (b) The Company 401(k) Plan in form meets the requirements for tax-qualification under Sections 401(a) and 401(k) of the Code. No event or action has occurred or failed to occur since the date of the most recent determination letter or application therefor relating to such Company 401(k) Plan that would reasonably be expected to adversely affect the qualification of such Company 401(k) Plan, except for non-compliance that would not have, or reasonably be expected to have, a Material Adverse Effect.

                  (c) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans or applicable Law have been timely made in full or have been reflected on the Balance Sheets, and neither the Company nor the Subsidiaries are obligated to contribute with respect to any Company Benefit Plan that involves a retroactive contribution, assessment or funding waiver arrangement.

                  (d) None of the Company Benefit Plans is a "multiemployer plan" (as defined in Section 3(37) of ERISA) or is subject to Title IV of ERISA, nor does the Company or any other Person or entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code have any Liability under Title IV of ERISA.

                  (e) Except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or any similar state or local Law, neither the Company nor any of the Subsidiaries has any Liability for post-employment life, medical or other welfare benefits with respect to current or former employees or beneficiaries or dependents thereof.

                  (f) Except as disclosed in Schedule 5.13(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or consultant (either alone or in conjunction with any other event) under any Company Benefit Plan or otherwise that is payable by the Company or any of the Subsidiaries. Without limiting the generality of the foregoing, no amount paid or payable by the Company or any of its Affiliates in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (g) This Section 5.13 represents the sole and exclusive representation and warranty of the Company regarding employee benefit matters.

                  5.14     Labor.

                  (a) Neither the Company nor any of the Subsidiaries is a party to any labor or collective bargaining agreement.

                  (b) Set forth on Schedule 5.14(b) is a true and complete list, as of June 30, 2008, of each employee of the Company and the Subsidiaries, and with respect to each such individual, his or her name, employer, position, annual base salary or wage rate, bonus opportunity and status (active or inactive due to short-term or long-term disability or other leave).

                  (c) There are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries, except in each case in this clause (ii) as would not result in material liability to the Company or any of the Subsidiaries. The Company and the Subsidiaries are in material compliance with all Laws relating to the employment or termination of employment of any of their employees.

                  5.15 Litigation. Except as set forth on Schedule 5.15 or for Ordinary Course of Business claims arising under the terms of the Company Insurance Contracts (excluding, for this purpose, Contracts of ceded or assumed reinsurance), as of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or the Subsidiaries before any Governmental Body, which, if adversely determined, individually or in the aggregate, would have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any Order of any Governmental Body except to the extent the same would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

                  5.16 Compliance with Laws. The Company and the Subsidiaries are in compliance with all Laws of any Governmental Body applicable to their respective businesses or operations, except where the failure to be in compliance would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary has, in the last three years, received any written notice of or been charged with the violation of any Laws, except where such violation would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty is made in this Section 5.16 with respect to Tax matters or employment, employee benefit or labor matters.

                  5.17 Government Licenses and Permits. The Company and the Subsidiaries hold all material Permits necessary for the ownership of their respective Assets and to the conduct of their businesses, and all such material Permits are valid and in full force and effect and neither the Company nor any Subsidiary is in material default or violation of any such material Permit. Neither the Company nor any of the Subsidiaries has received notice of any default or violation of any such material Permit. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, for or contemplating the suspension, modification, limitation, cancellation, revocation or nonrenewal of any such material Permit, and to the Knowledge of the Company, no fact or circumstance exists which (with or without the lapse of time or both) could reasonably be expected to result in the suspension, modification, limitation, cancellation, revocation, or nonrenewal of any such material Permit. Neither the Company nor any of the Subsidiaries has been denied any application for any such material Permit since the Balance Sheet Date.

                  5.18 Investment Company. Neither the Company nor any of the Subsidiaries is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

                  5.19 Ratings. As of the date hereof, (i) the financial strength or claims-paying ability of the Company and each Subsidiary, as rated by A.M. Best Company, Inc. is set forth on Schedule 5.19; and (ii) A.M. Best Company, Inc. has not announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of the Company. As of the date hereof, no other nationally recognized rating agency rates the financial strength, debt obligations or claims-paying ability of the Company or any Subsidiary.

                  5.20 Financial Advisors. Except as set forth on Schedule 5.20, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement, and no such Person is entitled to any fee or commission or like payment from Purchaser, the Company or any Subsidiary in connection with the transactions contemplated by this Agreement based on arrangements made by the Company or any Subsidiary. Seller is solely responsible for the fees and expenses of the Person(s) set forth in Schedule 5.20.

                  5.21 Insurance Subsidiaries. The Company conducts its insurance operations through the Subsidiaries listed in Schedule 5.21(i) (each, an "Insurance Subsidiary", and collectively, the "Insurance Subsidiaries").
Schedule 5.21(i) lists the jurisdiction of domicile of each Insurance Subsidiary. Except as set forth in Schedule 5.21(ii), none of the Insurance Subsidiaries is "commercially domiciled" in any other jurisdiction. Each of the Insurance Subsidiaries is, where required, (a) duly licensed or authorized as an insurance company or, where applicable, reinsurer in its jurisdiction of incorporation, (b) duly licensed or authorized as an insurance company or, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized and (c) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written by such Insurance Subsidiary in the SAP Statements, except, in each case, where the failure to be so licensed or authorized would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Except as set forth on Schedule 5.21(iii), (i) all of such licenses and authorizations are in full force and effect, and (ii) there is no proceeding or investigation pending or, to the Knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license or authorization. Seller, the Company and the Subsidiaries have made all required filings under applicable Insurance Laws and insurance holding company statutes, except where the failure to file would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect. Schedule 5.21(iv) sets forth a list of all jurisdictions in which any Insurance Subsidiary currently has applied for a license or authorization to conduct an insurance business.

                  5.22 Reserves. Notwithstanding any other provision of this Agreement (including any provisions of Article III, this Article V or Article
VI), none of Seller, the Company, the Subsidiaries, nor any of their Affiliates is making any express or implied representation or warranty, in or pursuant to this Agreement or any other Company Document concerning (a) the adequacy or sufficiency of reserves, funds or provisions for losses or claims arising out of or pursuant to Company Insurance Contracts, reserves for incurred losses, incurred loss adjustment expenses, unallocated loss adjustment expense reserves, incurred but not reported losses and loss adjustment expenses with respect to insurance and reinsurance contracts issued, reissued or assumed, (b) subject to the second and fourth sentences of Section 5.24, the collectibility of any amounts from any reinsurers or retrocessionaires of the Company or any of the Subsidiaries or (c) any balance sheet or other financial statement "line item" or asset, liability or equity amount to the extent affected by any of the matters referred to in the preceding clauses (a) or (b).

                  5.23 Market Conduct. The Company and the Subsidiaries, and, to the Knowledge of the Company, their respective agents, brokers and representatives, have marketed, sold and issued Company Insurance Contracts in compliance with applicable Laws in the respective jurisdictions in which such products have been sold, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect. All advertising, promotional and sales materials and other marketing practices used by the Company and, to the Knowledge of the Company, any agents, brokers and representatives, in connection with the marketing and sale of the Company Insurance Contracts, have complied and are currently in compliance with applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect. Neither the manner in which the Company or any Subsidiary compensates any Person involved in the sale or servicing of the Company Insurance Contracts that is not an insurance agent, nor, to the Knowledge of the Company, the conduct of any such Person, renders such Person an insurance agent under any applicable Laws, and the manner in which the Company or any Subsidiary compensates each Person involved in the sale or servicing of the Company Insurance Contracts is in compliance with all applicable Laws, except, in each case, where the failure to be in compliance would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect.

                  5.24 Reinsurance and Retrocessions. Schedule 5.24(i) sets forth an accurate and complete list, as of the date hereof, of (i) all reinsurance and retrocession Contracts in force as of the date of this Agreement to which the Company or any Subsidiary is a ceding party or an assuming reinsurer, (ii) any terminated or expired reinsurance or retrocession Contracts of any Subsidiary under which there remains any outstanding reserves in excess of $50,000 and (iii) any reinsurance or retrocession Contracts with any Affiliate of the Company (collectively, "Reinsurance Contracts"). All such Reinsurance Contracts set forth on Schedule 5.24(i) are in full force and effect (except that the enforceability thereof is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally) and except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, no Subsidiary is in default in any material respect as to any material provision of any Reinsurance Contract set forth on Schedule 5.24(i) and, to the Knowledge of the Company, there are no material disputes under any of the Reinsurance Contracts. Except as set forth on Schedule 5.24(ii), no such Reinsurance Contract contains any provision (x) providing that any of the other parties thereto may terminate or otherwise modify such Reinsurance Contract by reason of the transactions contemplated by this Agreement, (y) which requires the consent of any other party thereto in connection with the transactions contemplated by this Agreement or (z) which by its own terms would result in a modification in the operation of the Reinsurance Contract by reason of the transactions contemplated by this Agreement. To the Knowledge of the Company, none of the other parties to any Reinsurance Contract is in material breach, violation or default of any Reinsurance Contract. Except as set forth in Schedule 5.24 (iii), to the Knowledge of the Company, each of the Subsidiaries is entitled to take full credit in its statutory financial statements pursuant to applicable Laws for all reinsurance ceded pursuant to any Reinsurance Contract.

                  5.25 Insurance Coverage. Schedule 5.25(i) sets forth an accurate and complete list of all insurance policies purchased (as opposed to issued) by the Company and the Subsidiaries relating to the Assets, business, operations, employees, officers or directors of the Company and the Subsidiaries. The Company has provided or made available to Purchaser true and complete copies of all such insurance policies. The policies listed on Schedule 5.25(i) are in full force and effect and insure against risks and liabilities customary for the business in which the Company and the Subsidiaries are engaged. Except as set forth on Schedule 5.25(ii), neither the Company nor any of the Subsidiaries has received a notice of cancellation or nonrenewal of any such policy and, to the Knowledge of the Company, no state of facts exists which might form the basis for termination of any such policy. Except as set forth on
Schedule 5.25(iii), the Company and the Subsidiaries have made or will have made provision for insurance coverage consistent with current practices through the Closing Date. To the Knowledge of the Company, none of such insurance policies is in default, and neither the Company nor any Subsidiary has failed to give any notice or present any claim thereunder in due or timely fashion or as required by any of such insurance policies so as to jeopardize full recovery under such policies. The Company, Seller or an Affiliate of Sellers has paid, or will have paid or accrued, all premiums payable for periods through the Closing Date with respect to such insurance policies.

                  5.26 Transactions with Certain Persons. Schedule 5.26 contains an accurate and complete list of all Contracts, transfers of Assets or Liabilities, provision of goods or services or other commitments or transactions (whether or not reduced to writing and whether or not entered into in the Ordinary Course of Business) between the Company or any Subsidiary and any of the following Persons: (i) Seller or any of its Affiliates (other than the Company and the Subsidiaries) and (ii) any director, officer, employee, consultant or senior executive of Seller or any subsidiary of Seller (including the Company and the Subsidiaries), or any Person related by blood or marriage to such natural Person.

                  5.27 Bank Accounts. Schedule 5.27 sets forth a complete and accurate list of bank accounts and investment accounts maintained by the Company and the Subsidiaries, including the name of each bank or other institution, account numbers and a list of signatories to such account.

                  5.28 Environmental Laws. Except as set forth on Schedule 5.28, the Company and each Subsidiary is in compliance with all material applicable environmental Laws and possesses and is in compliance with all material environmental Permits required under such laws for the conduct of its business and operations. To the Knowledge of the Company, (i) neither the Company nor any Subsidiary has received any claims or notices alleging any material liability relating to any environmental Laws, and (ii) there are and have been no conditions at any property owned, operated or otherwise used by the Company or any Subsidiary now or in the past, or at any other location, that would give rise to material liability of the Company or any Subsidiary under any environmental Law.

                  5.29     Internal Controls.

                  (a) The Company's and the Subsidiaries' internal controls and procedures are sufficient to ensure that the SAP Statements fairly present, in all material respects, the statutory financial position and the statutory results of operation of the Insurance Subsidiaries as at and for the periods indicated therein. All accounts, books, records and ledgers related to the business of the Company and the Subsidiaries are complete in all material respects as at and for the periods indicated therein, and there are no material inaccuracies or discrepancies contained or reflected therein with respect to periods subsequent to June 30, 2005 or, to the Knowledge of the Company, with respect to periods prior to June 30, 2005.

                  (b) Except as set forth in Schedule 5.29(b), to the Knowledge of the Company, no director, officer or other individual identified in Schedule 5.29(b) has since December 31, 2007, received or been under a duty to report (including any self reporting obligation) any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of the Company or the Subsidiaries, including any complaint, allegation, assertion or claim that the Company or the Subsidiaries has engaged in questionable accounting, reserving or auditing practices with respect to the SAP Statements or any statutory financial statements of HIC or Kodiak filed after the date hereof.

                  5.30     Certain Producers.

                  (a) Schedule 5.30(a)(i) sets forth all Contracts between the Company or any Subsidiary and any Prohibited Producer in effect as of the date hereof. Except as set forth on Schedule 5.30(a)(ii), all Contracts between the Company or any Subsidiary and a producer in effect as of the date hereof that contain contingent commission arrangements are in substantially the form of the Contracts set forth on Schedule 5.30(a)(ii). Each Contract set forth on Schedules 5.30(a)(i) and (ii) is referred to herein as a "Producer Contract."

                  (b) Except as set forth on Schedule 5.30(b), as of the date hereof (i) each Producer Contract is in full force and effect and is the legal, valid, binding and enforceable obligation of the Company or the Subsidiary which is a party to such Producer Contract (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)), (ii) to the Knowledge of the Company, each Producer Contract is the legal, valid, binding and enforceable obligation of the Other Parties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity)) and (iii) none of the Company or any Subsidiary, or, to the Knowledge of the Company, the Other Parties is in material breach, violation or default, and, to the Knowledge of the Company, no event has occurred which with or without notice or lapse of time or both would constitute a material breach, violation or default by any such party, permit termination, modification, or acceleration by the Other Parties, or lead to the loss of any material benefit to the Company or any Subsidiary pursuant to the terms of any Producer Contract except for breaches, violations or defaults which would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

                  (c) Seller has made available true, correct and complete copies of all of the Producer Contracts set forth on Schedule 5.30(a)(i) and
(ii).

                  5.31 Certain Reinsurance Arrangements. Schedule 5.31 sets forth a complete list of each cut-through endorsement issued pursuant to the (i) Interim Quota Share Reinsurance Agreement, dated as of December 20, 2007, between ARIC and HIC or (ii) Interim Quota Share Reinsurance Agreement, dated as of February 8, 2008, between ARIC and Kodiak or (iii) the Bulk Quota Share Reinsurance Agreement, dated as of July 31, 2008, by and between Kodiak and ARIC.

                  5.32 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company, the Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company, Seller or any of their respective Affiliates or Representatives. The Company and Seller make no representations or warranties to Purchaser regarding the probable success or profitability of the Company.

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES RELATING TO SELLER

         Seller hereby represents to Purchaser that:

                  6.1 Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

                  6.2 Authorization of Agreement. Seller has all requisite corporate or equivalent power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (together with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required corporate or equivalent action on the part of Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document, when so executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  6.3      Conflicts; Consents of Third Parties.

                  (a) None of the execution, delivery and performance by Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, or give rise to the creation of a Lien on the Shares, the shares of stock of any Subsidiary or the Assets under, any provision of (i) the certificate of incorporation and bylaws (or other organizational and governing documents) of Seller; (ii) any Contract or Permit to which Seller is a party or by which any of the properties or assets of Seller are bound; (iii) any Order of any Governmental Body applicable to Seller or by which any of the properties or assets of Seller are bound; or (iv) any applicable Law, other than in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations or cancellations, that would not have, or reasonably be expected to have, a material adverse effect on Seller's ability to consummate the transactions contemplated hereby or by any Seller Document.

                  (b) Except as set forth on Schedule 6.3(b) hereto, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Governmental Body or other Person is required on the part of Seller in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by Seller with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby, except (i) for compliance with the applicable requirements of the HSR Act, (ii) in connection or in compliance with the insurance laws of the jurisdictions set forth in Schedule 6.3(b)(ii), (iii) for such other consents, waivers, approvals or authorizations of Persons (other than Governmental Bodies) as have been obtained on or before the date hereof and (iv) for such other consents, waivers, approvals, Orders, permits or authorizations, the failure of which to obtain would not have, or reasonably be expected to have, a material adverse effect on Seller's ability to consummate the transactions contemplated hereby.

                  6.4 Ownership and Transfer of Shares. Seller is the record and beneficial owner of the Shares, free and clear of any and all Liens, other than Liens resulting from this Agreement. Seller has the corporate or equivalent power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

                  6.5 Litigation. There are no Legal Proceedings pending or, to the knowledge of Seller, threatened that are reasonably likely to prohibit or restrain the ability of Seller to enter into this Agreement or consummate the transactions contemplated hereby or by any Seller Document.

                  6.6 Financial Advisors. Except as set forth on Schedule 6.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement, and no such Person is entitled to any fee or commission or like payment in connection with the transactions contemplated by this Agreement based on arrangements made by Seller or any Affiliate of Seller. Seller is solely responsible for the fees and expenses of the Person(s) set forth in Schedule 6.6.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that:

                  7.1 Organization and Good Standing. Purchaser is a company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted.

                  7.2 Authorization of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  7.3      Conflicts; Consents of Third Parties.

                  (a) Except as set forth on Schedule 7.3(a), none of the execution, delivery and performance by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and bylaws of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law, other than in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations or cancellations, that would not have, or reasonably be expected to have, a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby or by any Purchaser Document.

                  (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by Purchaser of any other action contemplated hereby, except (i) for compliance with the applicable requirements of the HSR Act, (ii) in connection or in compliance with the insurance laws of the jurisdictions set forth in Schedule 7.3(b), (iii) for such other consents, waivers, approvals or authorizations of Persons (other than Governmental Bodies) as have been obtained on or before the date hereof and (iv) for such other consents, waivers, approvals, Orders, permits or authorizations, the failure of which to obtain would not have, or reasonably be expected to have, a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby.

                  7.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or consummate the transactions contemplated hereby or by any Purchaser Document.

                  7.5 Investment Intention. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

                  7.6 Financial Advisors. Except as set forth on Schedule 7.6, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement, and no such Person is entitled to any fee or commission or like payment in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser or any Affiliate of Purchaser. Purchaser is solely responsible for the fees and expenses of the Person(s) set forth in
Schedule 7.6.

                  7.7 Financial Capability. Notwithstanding the Company's compliance or noncompliance with its obligations in Section 8.13 or Section 8.21 or the success or failure of any of Purchaser's capital raising efforts or other transactions contemplated therein, including the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 4, 2008, among Tower Group, Inc., Ocean I Corporation and CastlePoint Holdings, Ltd. (the "Ocean Merger Agreement"), Purchaser (i) has, and at the Closing, will have, sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, (ii) has, and at the Closing will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder, and (iii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities.

                  7.8 Condition of the Business. Purchaser acknowledges and agrees that neither the Company nor Seller is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company and Seller, as the case may be, in Article V and Article VI, respectively (as modified by the Schedules delivered to Purchaser on the date of this Agreement), and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the assets and the business of the Company and the Subsidiaries are being transferred on a "where is" and, as to condition, "as is" basis. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of the Company or Seller set forth in Article V or Article VI, respectively (as modified by the Schedules delivered to Purchaser on the date of this Agreement). Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the condition, operations and business of the Company and the Subsidiaries and has been provided access and an opportunity to review the information in respect of the Company and the Subsidiaries requested by Purchaser to its satisfaction. In making its determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied on the representations and warranties of the Company and Seller solely for purposes of conditions to closing as provided in Article IX and indemnification as provided in Article X, and otherwise has relied on the results of its own independent investigation.

                                  ARTICLE VIII

                                    COVENANTS

                  8.1 Access to Information. Prior to the Closing, Purchaser shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of the Company and the Subsidiaries and such examination of the books and records of the Company and the Subsidiaries as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall cause the Representatives of the Company and the Subsidiaries to cooperate with Purchaser and Purchaser's Representatives in connection with such investigation and examination, and Purchaser and its Representatives shall cooperate with the Company and its Representatives and shall use their reasonable efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of the Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of the Subsidiaries is bound. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, (i) Purchaser shall not contact any suppliers to, or customers of, the Company outside of the ordinary course of business of Purchaser (and any such contact in the ordinary course of business of Purchaser shall in no event reference the transactions contemplated by this Agreement), and (ii) Purchaser shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of the Subsidiaries.

                  8.2      Conduct of the Business Pending the Closing.

                  (a) Prior to the Closing, except (I) as set forth on Schedule 8.2(a), (II) as required by applicable Law, (III) as otherwise contemplated by this Agreement (including Section 8.2(b)) or (IV) with the prior written consent of Purchaser, the Company shall, and shall cause the Subsidiaries to, and Seller shall cause the Company and the Subsidiaries to, conduct the respective businesses of the Company and the Subsidiaries only in the Ordinary Course of Business and in accordance with the Company's current material underwriting, marketing, reserving, claims adjustment, settlement, reinsurance or investment practices, policies or guidelines and use commercially reasonable efforts to (i) preserve the rights, franchises, goodwill and relations of their customers and others with whom business relationships exist and (ii) keep available the services of their present executive officers. In addition, Seller acknowledges that Purchaser intends to enter into discussions with the individuals set forth on Schedule 8.2(a)(ii) related to the provision of post-Closing transition and integration services to Purchaser, the Company and the Subsidiaries, on terms and conditions that may be agreed upon by Purchaser and such individuals.

                  (b) Except (I) as set forth on Schedule 8.2(b), (II) as required by applicable Law, (III) as otherwise contemplated by this Agreement, or (IV) with the prior written consent of Purchaser, the Company shall not, and shall not permit the Subsidiaries to, and Seller shall not permit or cause the Company or the Subsidiaries to:

                           (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or the Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

                           (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Company or any of the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of the Subsidiaries;

                           (iii) effect any recapitalization, reclassification or like change in the capitalization of the Company or any of the Subsidiaries;

                           (iv) amend the certificate of incorporation or bylaws or comparable organizational documents of the Company or any of the Subsidiaries;

                           (v) other than in the Ordinary Course of Business (A) increase by more than five (5) percent the annual base level of compensation payable by the Company or any of the Subsidiaries to any of their respective employees, directors or executive officers without Purchaser's written consent, which consent shall not be unreasonably withheld or delayed, (B) grant any bonus, benefit or other direct or indirect compensation to any employee, director or executive officer excluding (1) the approximately $1,200,000 of accrued stay bonuses as of December 31, 2007 to be paid in 2008, (2) amounts paid or payable to the employees hired since January 1, 2008 in connection with the opening, establishment and operations of the Mobile, Alabama office of Kodiak, (3) acceleration of the payment to the Closing Date of regular annual bonuses accrued in the Ordinary Course of Business pursuant to the Company or its Subsidiaries' existing practices and procedures and
         (4) amounts which do not in the aggregate exceed $250,000 and (C) materially increase the coverage or benefits available under any (or create any new) Company Benefit Plan, except, in each case, as required by applicable Law that is effective on or prior to the Closing Date or by the terms of any Contracts or Company Benefit Plans as such terms are in effect on the date of this Agreement;

                           (vi) other than claims made against the Company or any Subsidiary in the Ordinary Course of Business, subject to any Lien, any of the Assets of the Company or any of the Subsidiaries, except for Permitted Exceptions;

                           (vii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material Assets of the Company and the Subsidiaries (except pursuant to an existing Contract or for the purpose of disposing of obsolete or worthless assets);

                           (viii) other than in the Ordinary Course of Business or as otherwise permitted hereunder, cancel or compromise any material debt or claim or waive or release any material right of the Company or any of the Subsidiaries;

                           (ix) enter into any commitment for capital expenditures of the Company and the Subsidiaries in excess of $100,000 for any individual commitment and $500,000 for all commitments in the aggregate;

                           (x) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of the Subsidiaries;

                           (xi) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division;

                           (xii) (A) make, change or rescind any material election relating to Taxes, (B) except as required by applicable Law, make any material change to any of its methods, policies or practices of accounting or of reporting income or deductions for Tax from those employed in the preparation of its most recent Tax Return, (C) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, (D) amend any Tax Returns, (E) request a ruling relating to Taxes, (F) enter into any agreements with a Taxing Authority, or terminate any agreements entered into with a Taxing Authority that is in effect as of the date hereof; or (G) grant any power of attorney relating to Tax matters; in each case, only to the extent the items described in clauses (A)-(G) relate solely to the Company and any Subsidiary or would be binding on the Company or any Subsidiary after the Closing Date;

                           (xiii) make any material change in any method of accounting or accounting practice or policy used by the Company or any of the Subsidiaries in the preparation of its financial statements, other than such changes required by SAP or applicable Law;

                           (xiv) without Purchaser's written consent, which consent shall not be unreasonably withheld or delayed, make any material change in any of their underwriting, marketing, reserving, claims adjustment, settlement, reinsurance or, subject to Section 8.20, investment practices, policies or guidelines;

                           (xv) liquidate, dissolve, recapitalize or otherwise wind up their businesses;

                           (xvi) incur or modify the terms of any Indebtedness, issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than the Company and the Subsidiaries), or make any loans or advances to any Person (other than the Company and the Subsidiaries);

                           (xvii) without Purchaser's written consent, which consent shall not be unreasonably withheld or delayed, enter into any settlement or release with respect to any material Legal Proceeding, excluding litigation associated with Company Insurance Contracts where the settlement and release relates to amounts less than $1,000,000, net of reinsurance protections;

                           (xviii) enter into any Contracts or transactions with Affiliates (other than the Company and the Subsidiaries);

                           (xix) except as set forth on Schedule 8.2(b)(xix) or with Purchaser's written consent, which consent shall not be unreasonably withheld or delayed, enter into, amend, modify or terminate any Material Contract other than renewal of reinsurance agreements (other than those specified on Schedule 8.2(b)(xix))in the Ordinary Course of Business;

                           (xx) other than in the Ordinary Course of Business, pay, discharge or satisfy any material Liabilities, except as permitted by Section 8.2(b)(xvii);

                           (xxi) fail to maintain in full force and effect insurance policies covering the Assets, business, operations, employees, officers or directors of the Company and the Subsidiaries in a form and amount consistent with past practice; or

                           (xxii) agree to do anything prohibited by, or that would require Purchaser's consent under, this Section 8.2.

                  (c) Prior to the Closing, Seller and the Company shall provide to Purchaser copies of the following reports and materials no later than two (2) Business Days after such reports or materials are generated or produced: KPPRT3, HPPRT3, Hyperion investment reports and the quarterly spreadsheets substantially in the form of the spreadsheets prepared by Brett Turner in respect of the six-month period ended June 30, 2008 previously provided to Purchaser.

                  8.3 Consents. The Purchaser and the Company shall use (and the Company shall cause the Subsidiaries to use) their commercially reasonable efforts, and Seller shall cooperate with Purchaser, the Company and the Subsidiaries, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Sections 5.3(b), 6.3(b) and 7.3(b) hereof, provided, however, that no party shall be obligated to pay any consideration to any third party from whom consent or approval is requested, other than as provided in Section 8.4 and as set forth on Schedule 8.3.

                  8.4      Regulatory Approvals.

                  (a) Each of Purchaser, the Company and Seller (if necessary) shall (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates with any Governmental Body (including under the HSR Act, other Antitrust Laws or Insurance Laws) with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within seven (7) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and fifteen (15) Business Days after the date of this Agreement in the case of all other filings, (ii) comply at the earliest practicable date, and, in any event, no later than fifteen (15) Business Days, with any request by any Governmental Body (including under the HSR Act, other Antitrust Laws or Insurance Laws) for additional information, documents, or other materials received by each of them or any of their respective subsidiaries or Affiliates from the FTC, the Antitrust Division or any other Governmental Body in respect of such filings or such transactions,
(iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith as well as consulting with the non-filing parties as to the status, progress and issues affecting the receipt of approvals in respect of such filings) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Body with respect to any such filing or any such transaction; provided, however, that Purchaser and its Affiliates shall not be required to (x) hold separate (including by trust or otherwise) or divest any of its or their material businesses, product lines or assets or (y) agree to any material limitation on the operation or conduct of its or their business, except for customarily imposed restrictions, including, but not limited to, restrictions on the ability of the Insurance Subsidiaries to declare dividends or other distributions. Each such party shall use its commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings with any Governmental Body. Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 8.4 as "outside counsel only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the provider of the materials.

                  (b) Each of Purchaser, Seller and the Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under (i) the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws") or
(ii) any applicable Insurance Law; provided, however, that Purchaser and its Affiliates shall not be required to (x) hold separate (including by trust or otherwise) or divest any of its or their material businesses, product lines or assets or (y) agree to any material limitation on the operation or conduct of its or their business, except for customarily imposed restrictions, including, but not limited to, restrictions on the ability of the Insurance Subsidiaries to declare dividends or other distributions. In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) by any Person other than a Governmental Body challenging any transaction contemplated by this Agreement as in violation of any applicable Law (including Antitrust Laws and Insurance Laws), each of Purchaser and the Company shall cooperate and use its commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order issued in such Legal Proceeding whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal, unless by mutual agreement, Purchaser and the Company decide that litigation is not in their respective best interests. Notwithstanding anything to the contrary herein, none of Purchaser, Seller or the Company shall be obligated to resort to Legal Proceedings against any Governmental Body whose consent, authorization or approval (or non-disapproval) is necessary in order to consummate the transactions contemplated by this Agreement. Each of Purchaser, Seller and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act, other Antitrust Laws or Insurance Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Purchaser shall pay all fees associated with any Insurance Law filings by Purchaser, the Company and Seller in accordance with this Section 8.4, and the Company, Purchaser and Seller shall each be responsible for their respective filing fees in making any filings under Antitrust Laws hereunder.

                  (c) Prior to the Closing, Purchaser and its Affiliates shall not propose the following in any filings made with any Governmental Body: (i) the run-off of the Company or any of the Subsidiaries, (ii) except as set forth on Schedule 8.4(c), any material change to the business or operations of the Company or any of the Subsidiaries or (iii) to make the closing of the transactions contemplated hereby contingent on the closing or approval of the transactions contemplated by the Ocean Merger Agreement. Purchaser and its Affiliates shall use commercially reasonable efforts to have the transactions contemplated hereby approved by all applicable Governmental Bodies separate and apart from the transactions contemplated by the Ocean Merger Agreement and, in seeking such approvals, shall give priority to the transactions contemplated hereby.

                  8.5      Further Assurances.

                  (a) Subject to, and not in limitation of, Section 8.4, each of Seller, Purchaser and the Company shall use (and the Company shall cause each of the Subsidiaries to use) its commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

                  (b) Seller and the Company shall, and shall cause the Subsidiaries and their respective Affiliates to use commercially reasonable efforts to (i) obtain Errors & Omissions and Professional Liability insurance policies for American Resources Insurance Consultants, LLC ("ARIC, LLC"), in form and substance, and from a provider, reasonably satisfactory to Purchaser; and (ii) obtain any adjusters' or other licenses for ARIC, LLC's personnel that are necessary in connection with the services provided by ARIC, LLC pursuant to that certain Service Agreement, dated as of March 27, 2008, by and between ARIC and ARIC, LLC, or provide evidence reasonably satisfactory to Purchaser that such licenses are not required.

                  (c) In the event that Purchaser is notified by a third-party that the use of Licensed Software by Purchaser is disputed or in violation of such third party's licensing agreement, and such disputed software is then currently in use by Purchaser in a production environment, Seller shall at Purchaser's request and at Seller's expense engage a software developer with relevant industry and technical experience to independently create replacement source code as reasonably directed by Purchaser. Such obligation shall expire thirty six (36) months after the Closing Date.

                  8.6      Confidentiality.

                  (a) Purchaser acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between Purchaser and the Company dated April 16, 2008 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Only upon the Closing and the consummation of the transactions contemplated hereby, the Confidentiality Agreement shall terminate effective as of the Closing Date.

                  (b) Seller shall not, and Seller shall cause its Affiliates and their respective agents and representatives not to, from and after the Closing Date until three years following the Closing Date, directly or indirectly, disclose or use any confidential or proprietary information that involves or relates to the Company and the Subsidiaries, including any information contained in the books and records of the Company and the Subsidiaries; provided, however, that disclosure and use of any such information shall be permitted (i) with the prior written consent of Purchaser, (ii) as, and to the extent, expressly permitted by this Agreement, (iii) as, and solely to the extent, necessary or required for the performance by Seller, the Company or any of their Affiliates of any of their respective obligations under this Agreement, (iv) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 8.6(b) by Seller, the Company or any of their Affiliates), (v) as, and to the extent, necessary, required or requested by any applicable Law or Governmental Body (including any Tax Authority), subject to Section 8.6(c), and (vi) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement.

                  (c) In the event that Seller or one of its Affiliates is required by applicable Law or any Governmental Body to disclose any confidential or proprietary information of the Company or any Subsidiary that is subject to the restrictions under Section 8.6(b), Seller shall (i) notify Purchaser in writing as soon as possible, unless it is otherwise affirmatively prohibited by such applicable Law or such Governmental Body from notifying Purchaser, (ii) use its commercially reasonable efforts to cooperate with Purchaser to preserve the confidentiality of such confidential or proprietary information consistent with the requirements of such applicable Law or such Governmental Body and (iii) use its commercially reasonable efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such applicable Law or such Governmental Body

                  8.7 Director and Officer Indemnification. Seller shall cause to be obtained and maintained in effect, for a period of six (6) years after the Closing, tail policies of directors' and officers' liability insurance protecting the officers and directors of the Company and the Subsidiaries who held any such position at any time on or prior to the Closing (collectively, the "Indemnified Officers") with coverages and containing terms and conditions (including with respect to deductible, amount and payment of attorneys' fees) that are no less favorable than those in existing policies. Such policy shall be prepaid at the Closing and shall be non-cancelable. Purchaser shall cause the Company to, maintain, for six (6) years from and after the Closing, indemnification provisions in its organizational documents that are no less favorable to the Indemnified Officers than those in effect with respect to the Company immediately prior to the Closing. Notwithstanding any other provision of this Agreement to the contrary, each of the parties agrees that from and after the Closing Date each Indemnified Officer shall be a third party beneficiary under this Agreement for purposes of enforcing this Section 8.7.

                  8.8 Preservation of Records. Seller and Purchaser agree that each of them shall preserve and keep the records held by them or their Affiliates relating to the respective businesses of the Company and the Subsidiaries for a period of seven years from the Closing Date and, subject to
Section 8.6, shall make such records and personnel available to the other party during regular business hours upon reasonable advance notice, under reasonable circumstances and subject to restrictions under applicable Law as may be reasonably required by such party in connection with (i) the preparation of financial statements, regulatory filings or Tax returns of Seller or its Affiliates in respect of periods ending on or prior to Closing or (ii) any insurance claims by, Legal Proceedings or tax audits against, or governmental investigations of Seller, Purchaser, the Company, the Subsidiaries or any of their respective Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Seller or Purchaser wishes to destroy such records after that time, such party shall first give 90 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 90-day period, to take possession of the records within 180 days after the date of such notice. Seller shall be entitled, at its sole cost and expense, to make copies of the books and records to which it is entitled to access pursuant to this Section 8.8.

                  8.9      Publicity.

                  (a) None of Seller, the Company or Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Seller, the Company or Purchaser, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Seller (or its Affiliates), the Company or Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof.

                  (b) Each of Purchaser, the Company and Seller agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law.

                  8.10 Use of Name. Seller hereby agrees that upon the Closing,
(i) Seller and its Affiliates shall not have any right to the use of the name "Hermitage" or "Kodiak" or similar names and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, or otherwise used in the business of the Company, including any name or mark confusingly similar thereto (collectively, the "Subject Marks") and (ii) Seller shall not, and shall not permit its Affiliates to, use any of the Subject Marks. After the Closing, Seller shall, and shall cause its Affiliates to, cease to hold themselves out as having any further affiliation with the Company and the Subsidiaries.

                  8.11 Employment and Employee Benefits. The Purchaser shall be solely responsible and shall indemnify the Seller for (i) any claims for severance payments and benefits (including claims for constructive termination) by any employee of the Company or the Subsidiaries whose employment is terminated on or after the Closing and (ii) any liability arising under the Workers Adjustment and Retraining Notification Act and any state or local plant closing or mass layoff law ("WARN") with respect to any person who is an employee of the Company or the Subsidiaries as of the Closing by reason of any "employment loss" (as defined in WARN) on or after the Closing.

                  8.12 Disclosure Schedules. The Company and Seller may, at their option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement.

                  8.13     Interim SAP Statements.

                  (a) Up to and through the Closing Date or the earlier termination of this Agreement, as soon as practicable and in any event no later than (i) 45 days following each fiscal quarter of the Company completed before the earlier of the Closing Date or the termination of this Agreement (other than the fiscal quarter during which the Closing Date occurs) and (ii) 60 days following the end of a fiscal year of the Company completed before the earlier of the Closing Date or the termination of this Agreement (other than in the event the Closing Date is within such 60 day period), the Company shall cause to be prepared and delivered to Purchaser unaudited quarterly statutory statements and supplements to the statutory statements of each of the Insurance Subsidiaries as at the end of each such fiscal quarter or fiscal year, as applicable, plus the adjustments to the balance sheets and income statements set forth in the Transaction Accounting Principles. In addition, the Company shall promptly deliver to Purchaser the audited SAP Statements for the year ended December 31, 2008 for each of the Insurance Subsidiaries (the "2008 SAP Statements") if the 2008 SAP Statements are available prior to the Closing Date or the earlier termination of this Agreement.

                  (b) Any financial statements delivered to Purchaser pursuant to this Section 8.13 shall have no bearing on the Purchase Price, Closing Date Payment or the Final Closing Book Value as determined pursuant to Section 3.3 and shall not be delivered to or considered by the Independent Accounting Firm in connection with its review, if any, of the Notice of Balance Sheet Disagreement.

                  8.14 Control of Business. Notwithstanding anything in this Agreement to the contrary, Purchaser acknowledges on behalf of itself and its Affiliates and its and their directors, officers, employees, Affiliates, agents, representatives, successors and assigns that the operation of the Company remains in the dominion and control of the Company until the Closing and that none of the foregoing Persons will provide, directly or indirectly, any directions, orders, advice, aid, assistance or information to any director, officer or employee of the Company, except as specifically contemplated or permitted by Article VIII or as otherwise consented to in advance by an officer of the Company.

                  8.15 Jointly Privileged Information. Notwithstanding any other provision in this Agreement, prior to Closing, Seller shall be permitted to take copies of any email, document and other records containing attorney-client privileged information where the attorney-client privilege is held jointly between one or more of the Company and any Subsidiary on the one hand, and Seller or its Affiliate on the other ("Jointly Privileged Information"). From and after the Closing, Purchaser shall cause the Company and each Subsidiary to provide to Seller copies (including electronic, digital, or otherwise) of any Jointly Privileged Information that is inadvertently not copied prior to Closing.

                  8.16 Intercompany Accounts. All intercompany accounts (other than those relating to Taxes and those in respect of the matters relating to that certain Investment Management Agreement, by and between HIC and Hyperion Capital Management, Inc. ("Hyperion"), dated January 1, 2006 and that certain Investment Management Agreement, by and between Kodiak and Hyperion, dated January 1, 2006) between the Company or any Subsidiary, on the one hand, and Seller or any of its Affiliates, on the other hand, as of the Closing shall be settled pursuant to the terms of the applicable agreements on or before the Closing Date.

                  8.17 Bank Accounts. Prior to the Closing Date, Seller shall cause the Company and the Subsidiaries to change, effective as of the Closing, the individuals authorized to draw on or having access to the bank, savings, deposit or custodial accounts and safe deposit boxes maintained by the Company or the Subsidiaries to the individuals designated in writing by Purchaser.

                  8.18     Non-Competition.

                  (a) Seller agrees that, for a period of two and one half years after the Closing Date, it shall not, and shall not permit any of its Affiliates (other than any investment funds that are not dedicated to investments in the insurance industry to which Seller or one or more of its Affiliates owes fiduciary duties) to, directly or indirectly, (i) enter into any insurance arrangement with the New York or Alabama office, as applicable, of any of the producers set forth on Schedule 8.18 (each, a "Prohibited Producer") or (ii) enter into any insurance arrangement with a Prohibited Producer pursuant to which policies of insurance to be issued cover risks primarily located in New York or Alabama. Notwithstanding the foregoing, Seller and its Affiliates may own, directly or indirectly, solely as an investment, securities of any Person that does business with a Prohibited Producer if none of Seller or any of its Affiliates is a member of a group that controls such Person and they do not, directly or indirectly, in the aggregate own 5% or more of any class of securities of such Person.

                  (b) Notwithstanding the provisions of Section 8.18(a), nothing in this Agreement shall preclude, prohibit or restrict Seller or any of its Affiliates from engaging in any manner in any (i) business activity that would otherwise violate Section 8.18(a) that is acquired from any Person (an "Acquired Business") or is carried on by any Person that is acquired by or combined with Seller or any of its Affiliates, in each case after the Closing Date (an "Acquired Company"); provided, that (A) the revenues generated for the Acquired Company by the New York or Alabama office of Prohibited Producers, or from policies produced by Prohibited Producers covering risks primarily located in New York or Alabama, during the most recently completed fiscal year of the Acquired Company prior to such acquisition do not constitute more than the lesser of $1,000,000 or ten percent (10%) of the Acquired Company's average revenues (disregarding extraordinary items) from property-casualty insurance operations over the three (3) most recently completed fiscal years of the Acquired Company prior to such acquisition, or (B) if the revenues generated for the Acquired Company by the New York or Alabama office of Prohibited Producers during the most recently completed fiscal year of the Acquired Company prior to such acquisition constitute more than the lesser of $1,000,000 or ten percent (10%) of the Acquired Company's average revenues (disregarding extraordinary items) from property-casualty insurance operations over the three (3) most recently completed fiscal years of the Acquired Company prior to such acquisition, then, within six (6) months, or such other period of time as the parties may otherwise reasonably agree to, after the purchase or other acquisition of the Acquired Business or the Acquired Company, (x) Seller or such Affiliate shall sign a definitive agreement to dispose of the relevant portion of the business or securities of the Acquired Business or the Acquired Company, and shall subsequently dispose of the relevant portion of the business or securities of the Acquired Business or the Acquired Company pursuant to such definitive agreement or (y) the Acquired Business or the Acquired Company shall comply with this Section 8.18 on or prior to the expiration of such six (6) month period including, without limitation, by ceasing to do any business with a Prohibited Producer, or (ii) business that is consistent (including with respect to type, geographic scope and volume) with the current practices and operations of Seller, Imagine Group Holdings Limited or any of its current subsidiaries or affiliates, or any other Affiliate of Seller (other than the Company or its Subsidiaries).

                  (c) If any provision of this Section 8.18 is held invalid in part, it shall be curtailed, as to time, scope and location, to the minimum extent required for its validity and shall be binding and enforceable with respect to Seller and its Affiliates as so curtailed.

                  8.19 Non-Solicitation. For a period of eighteen (18) months following the Closing Date, the Seller shall not, and shall cause its Affiliates not to, directly or indirectly, induce or attempt to induce to leave the employ of Purchaser, the Company or their respective Affiliates any Continuing Employee, or hire without the consent of Purchaser and its Affiliates any Continuing Employee, whether or not such Continuing Employee is a full-time or a temporary Continuing Employee, and whether or not such employment is pursuant to written agreement. Notwithstanding the limitations in this Section 8.19, such limitations shall not prohibit Seller and its Affiliates from: (i) soliciting the employment, employing or retaining any Continuing Employee after the termination of such employee's employment by Purchaser, the Company or their respective Affiliates at any time or (ii) placing public advertisements or conducting any other form of general solicitation that is not specifically targeted towards the Continuing Employees, including the use of an independent employment agency or search firm whose efforts are not specifically directed at Continuing Employees; provided, however, the Seller shall not, and shall direct its Affiliates (as well as such independent employment agency or search firm) not to, contact, interview, employ or retain as a consultant any Continuing Employee referred by any such independent employment agency or search firm.

                  8.20 Certain Investment Securities. Prior to the Closing, the Company shall, and shall cause the Subsidiaries to, sell the securities set forth on Schedule 8.20(a) for cash settlement. In addition, the Company shall not, and the Company shall ensure that the Subsidiaries do not, make any new investments (with the funds from the foregoing sale or otherwise) in any securities which meet any of the criteria set forth on Schedule 8.20(b).

                  8.21     Cooperation in Connection with Offering Materials.

                  (a) Seller and the Company agree to provide, and shall cause the Subsidiaries and the respective officers, employees and representatives of Seller, the Company and the Subsidiaries to provide, at Purchaser's expense, commercially reasonable cooperation in connection with the arrangement of any financing undertaken by Purchaser prior to the Closing Date or any proxy statement filed by Purchaser prior to the Closing Date, including (i) providing to Purchaser (and Purchaser may provide to its financing sources under appropriate confidentiality agreements approved by Seller in its reasonable discretion) information regarding the Company reasonably requested by the Purchaser or the Persons providing or arranging such financing, (ii) assisting Purchaser and its financing sources in the preparation of (A) one or more offering documents and/or confidential information memoranda for any such financing, (B) materials for rating agency presentations, (C) a proxy statement relating to the transactions contemplated by the Ocean Merger Agreement and (D) any financial statements (including audited financial statements) prepared in accordance with GAAP that Purchaser shall reasonably require to be included in any of the foregoing, (iii) providing and executing documents as may be reasonably requested by Purchaser, including customary (A) certificates (including solvency certificates), (B) representation letters and (C) consents of accountants for use of their reports in any such proxy statement or any materials relating to such financing and (iv) using its commercially reasonable efforts to cause the Company's independent accountants to provide assistance to Purchaser, including providing any necessary "comfort letters" and assistance with the preparation of any pro forma financial information that Purchaser may reasonably request in connection with any such financing or any such proxy statement. Any audited financial statements provided hereunder will be audited by the Company's independent auditors at Purchaser's expense. Notwithstanding the foregoing obligations of Seller and the Company, (x) except as provided by clause (y), Purchaser shall not delay the Closing or refuse to consummate the transactions contemplated by this Agreement based on the noncompliance by Seller, the Company and the Subsidiaries with the provisions of this Section 8.21(a) and (y) in the case of financial statements of the Company that Purchaser shall reasonably determine are needed in Offering Materials in connection with the transactions contemplated by the Ocean Merger Agreement, including in connection with any shareholder vote required in connection with such transactions, Purchaser shall not delay the Closing or refuse to consummate the transactions contemplated by this Agreement based on any failure or inability to produce any such financial statements of the Company, unless Seller, the Company and the Subsidiaries have not provided the commercially reasonable cooperation required by this Section 8.21(a); provided, however, that Purchaser shall not delay the Closing or refuse to consummate the transactions contemplated by this Agreement pursuant to this clause (y) based on any failure of Seller, the Company and the Subsidiaries to comply with this Section 8.21 unless Purchaser has first provided written notice to the Company (such notice setting forth in detail the reasons it believes that Seller, the Company and the Subsidiaries have failed to comply with this Section 8.21) as promptly as practicable following Purchaser's discovery of such noncompliance, and Seller, the Company and the Subsidiaries shall have the opportunity to cure, to the extent curable, such noncompliance within a reasonable period of time (and in no event less than ten (10) Business Days) following receipt of such notice.

                  (b) Any financial statements delivered to Purchaser pursuant to this Section 8.21 shall have no bearing on the Purchase Price, Closing Date Payment or the Final Closing Book Value as determined pursuant to Section 3.3 and shall not be delivered to or considered by the Independent Accounting Firm in connection with its review, if any, of the Notice of Balance Sheet Disagreement. Purchaser and its Affiliates shall indemnify and hold harmless each of Seller, the Company, and their respective Affiliates and Representatives against any losses, claims, demands, judgments, damages, fines, suits, actions, costs and expenses asserted by (x) Persons to whom the Offering Materials are distributed, (y) any Governmental Body and (z) Persons who relied upon the Offering Materials, to which Seller, the Company and their respective Affiliates and Representatives may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) compliance with the covenant set forth in Section 8.21(b) or (ii) the inclusion of any of the financial statements prepared pursuant to Section 8.21(b) in any document, including offering documents, confidential information memoranda, materials for rating agency presentations and a proxy statement (collectively, "Offering Materials") utilized by Purchaser or any of its Affiliates. Prior to the delivery of any materials pursuant to Section 8.21(b), Purchaser shall, and shall cause its Affiliates to, provide such further instruments and documents as Seller and the Company may reasonably request to evidence the foregoing indemnity. The Offering Materials shall specify that all financial information contained in the Offering Materials are the responsibility of Purchaser (or its applicable Affiliates) and that none of Seller, the Company or any of their respective Affiliates and Representatives assume any liability with respect thereto.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

                  9.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of the Company and Seller set forth in this Agreement, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 9.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in, or would reasonably be expected to result in, a Material Adverse Effect, and Purchaser shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect;

                  (b) the Company and Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of the Company, dated the Closing Date, to the foregoing effect;

                  (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) (i) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted and (ii) the consents, authorizations and approvals set forth on Schedule 9.1(d) hereto shall have been obtained and shall be in full force and effect, without, in the case of each of clauses (i) and
(ii), any condition, restriction, undertaking or limitations which would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or a material adverse effect on Purchaser and its Affiliates taken as a whole;

                  (e) since the date hereof, there shall have been no Material Adverse Effect, and no event or circumstance shall have occurred that would reasonably be expected to have a Material Adverse Effect; and

                  (f) on or prior to the Closing Date, Seller shall have delivered all agreements, instruments and documents required to be delivered by Seller pursuant to Section 4.2(a).

                  9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

                  (a) the representations and warranties of Purchaser set forth in this Agreement (i) qualified as to materiality shall be true and correct at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) that are not qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

                  (b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser, dated the Closing Date, to the foregoing effect;

                  (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

                  (d) (i) the waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or early termination shall have been granted and (ii) the consents, authorizations and approvals set forth on Schedule 9.1(d) hereto shall have been obtained and shall be in full force and effect;

                  (e) Purchaser shall have delivered, or caused to be delivered, to Seller evidence of the wire transfers referred to in Section 3.2 hereof; and

                  (f) on or prior to the Closing Date, Purchaser shall have delivered all agreements, instruments and documents required to be delivered by Purchaser pursuant to Section 4.2(b).

                  9.3 Frustration of Closing Conditions. None of the Company, Purchaser or Seller may rely on the failure of any condition set forth in Sections 9.1 or 9.2, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

                  10.1     Survival of Representations and Warranties.

                  (a) The representations and warranties of the parties contained in this Agreement, any certificate delivered pursuant hereto or any Seller Document, Company Document or Purchaser Document shall survive the Closing through and including the eighteen (18) month anniversary of the Closing Date; provided, however, that the representations and warranties (i) relating to the Company set forth in Sections 5.1 (Organization and Good Standing), 5.2 (Authorization of Agreement), 5.4 (Capitalization), 5.5 (Subsidiaries) and 5.20 (Financial Advisors), shall survive the Closing indefinitely, (ii) relating to Seller set forth in Sections 6.1 (Organization and Good Standing), 6.2 (Authorization of Agreement), 6.4 (Ownership and Transfer of Shares), and 6.6 (Financial Advisors), shall survive the Closing indefinitely, (iii) relating to the Company set forth in Section 5.9 (Taxes) shall survive the Closing through and including the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (iv) relating to the Company set forth in
Section 5.28 (Environmental Laws) shall survive the Closing through and including the expiration of the applicable statute of limitations and (v) of Purchaser set forth in Sections 7.1 (Organization and Good Standing), 7.2 (Authorization of Agreement) and 7.6 (Financial Advisors) shall survive the Closing indefinitely (in each case, the "Survival Period"); provided, however, that any obligations under Sections 10.2(a)(i) and 10.3(a)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 10.4 before the termination of the applicable Survival Period.

                  (b) All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent only that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. No claim for a breach of a covenant or other agreement set forth in this Agreement that (i) by its nature is required to be performed by or prior to Closing (the "Pre-Closing Covenants") may be made or brought by any party hereto after the eighteen (18) month anniversary of the Closing Date and (ii) by their nature are required to be performed after Closing (the "Post-Closing Covenants") may be made or brought by any party hereto after the eighteen (18) month anniversary of the last date on which each such Post-Closing Covenant was required to be performed (in each case, a "Covenant Survival Period"); provided, however, that any obligation to indemnify and hold harmless shall not terminate with respect to any Losses to which the Person to be indemnified shall have given notice in writing setting forth the specific claim and the basis therefor to the indemnifying party in accordance with Section 10.4 before the termination of the applicable Covenant Survival Period.

                  10.2     Indemnification by Seller.

                  (a) Subject to Sections 8.12 and 10.5 hereof, Seller agrees to indemnify and hold Purchaser, the Company, and their respective Representatives, Affiliates, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all losses, liabilities, claims, demands, judgments, damages (excluding incidental and consequential damages, except with respect to third party claims), fines, suits, actions, costs and expenses (individually, a "Loss" and, collectively, "Losses"):

                           (i) based upon or resulting from the failure of any of the representations or warranties made by Seller or the Company in
         Article V or Article VI (excluding Section 5.9, which shall be governed by Article XI) of this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

                           (ii) based upon or resulting from the breach of any Pre-Closing Covenant on the part of Seller or the Company;

                           (iii) based upon or resulting from the breach of any Post-Closing Covenant on the part of Seller; and

                           (iv) based upon or resulting from any of the items set forth on Schedule 10.2(a)(iv).

                  (b) Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon one of its executive officers becoming aware of any event which would reasonably be expected to, or does, give rise thereto, it being agreed and acknowledged that the cost of any such mitigation shall constitute a Loss.

                  (c) Except as provided in the immediately following sentence, for purposes of calculating Losses (but not for purposes of determining whether there has been an inaccuracy or breach of any representation or warranty) based upon or resulting from an inaccuracy or breach of any representation or warranty, any materiality or Material Adverse Effect qualifications in the representations and warranties shall be disregarded. Notwithstanding the foregoing, for purposes of calculating Losses (but not for purposes of determining whether there has been an inaccuracy or breach) based upon or resulting from an inaccuracy or breach of the representations and warranties contained in Section 5.12 (Material Contracts) or Section 5.24 (Reinsurance and Retrocessions) at and as of the Closing Date, all materiality or Material Adverse Effect qualifications in such sections shall be disregarded, and any Losses arising from such inaccuracy or breach in such representations and warranties (as so modified) shall be disregarded unless the effect of such inaccuracy or breach would be, or would reasonably be expected to have, a Material Adverse Effect. Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.2, Purchaser shall not be entitled to indemnification for any Losses based upon or resulting from the expiration of the term of any Material Contract or Reinsurance Contract after the date hereof and prior to the Closing.

                  10.3     Indemnification by Purchaser.

                  (a) Subject to Section 10.5, Purchaser hereby agrees to indemnify and hold Seller and its Representatives, Affiliates, successors and permitted assigns (collectively, the "Seller Indemnified Parties") harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses:

                           (i) based upon or resulting from the failure of any of the representations or warranties made by Purchaser in Article VII of this Agreement to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date; and

                           (ii) based upon or resulting from the breach of any Pre-Closing Covenant on the part of Purchaser; and

                           (iii) based upon or resulting from any breach of any Post-Closing Covenant on the part of Purchaser or the Company.

                  (b) Seller shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon one of its executive officers becoming aware of any event which would reasonably be expected to, or does, give rise thereto, it being agreed and acknowledged that the cost of any such mitigation shall constitute a Loss.

                  10.4     Indemnification Procedures.

                  (a) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                  (b) In the event that any Legal Proceedings shall be instituted, or that any claim shall be asserted, by any third party in respect of which payment may be sought under Sections 10.2 and 10.3 hereof (regardless of the limitations set forth in Section 10.5) (an "Indemnification Claim"), the indemnified party shall promptly cause written notice of the assertion of any Indemnification Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified by it hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within thirty (30) days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so; provided that if Seller is the indemnifying party that defends against, negotiates, settles or otherwise deals with such Indemnification Claim, the reasonable attorneys' fees incurred by Seller in connection with such defense, negotiation, settlement or other dealings in excess of One Million Dollars ($1,000,000) shall reduce (by the amount of such excess) the amount recoverable under the Cap by the Purchaser Indemnified Parties. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party (i) if so requested by the indemnifying party to participate or (ii) if in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages and not requiring the indemnified party to admit culpability that would reasonably be expected to give rise to additional claims against the indemnified party is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Sections 10.5 and 10.6, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

                  (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

                  10.5     Certain Limitations on Indemnification.

                  (a) Notwithstanding the provisions of this Article X, neither Seller nor Purchaser shall have any indemnification obligations for Losses under
Section 10.2(a)(i) and Section 10.3(a)(i), respectively (i) for any individual item, or group of items arising out of the same event, where the Loss relating thereto is less than $50,000 (the "Sub-Basket") and (ii) in respect of each individual item, or group of items arising out of the same event, where the Loss relating thereto is equal to or greater than the Sub-Basket, unless the aggregate amount of all such Losses exceeds $1,000,000 (the "Basket"), and then only to the extent of such excess. In no event shall the aggregate indemnification to be paid by Seller under Section 10.2(a)(i), together with any and all costs and expenses incurred by Seller pursuant to Section 8.5(c) exceed fifteen million dollars ($15,000,000) (the "Cap"); provided, however, that the Basket and the Cap shall not apply to inaccuracies in or breaches of any of the representations or warranties contained in Sections 5.1 (Organization and Good Standing), 5.2 (Authorization of Agreement), 5.4 (Capitalization), 5.5 (Subsidiaries), 5.20 (Financial Advisors), 6.1 (Organization and Good Standing),
6.2 (Authorization of Agreement), 6.4 (Ownership and Transfer of Shares), 6.6 (Financial Advisors), 7.1 (Organization and Good Standing), 7.2 (Authorization of Agreement) and 7.6 (Financial Advisors).

                  (b) Seller shall not be required to indemnify any Purchaser Indemnified Party and Purchaser shall not be required to indemnify any Seller Indemnified Party to the extent of any Losses that a court of competent jurisdiction shall have determined by final judgment to have resulted from the bad faith, gross negligence or willful misconduct of the party seeking indemnification.

                  (c) Purchaser shall not make any claim for indemnification under this Article X in respect of any matter to the extent such matter is taken into account in the calculation of any adjustment to the Purchase Price pursuant to Section 3.3.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, Purchaser's right to indemnification pursuant to Section 10.2(a)(ii) or Section 10.2(a)(iii) shall be subject to the Cap, the Basket and the Sub-Basket to the extent that the facts supporting or relating to such claim for indemnification would also entitle Purchaser to indemnification pursuant to
Section 10.2(a)(i).

                  10.6     Calculation of Losses.

                  (a) The amount of any Losses for which indemnification is provided under this Article X shall be net of (i) any amounts actually recovered by the indemnified party under insurance policies or other collateral sources (such as contractual indemnities of any Person that are outside of this Agreement) or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery) and (ii) any Tax benefits actually realized by the indemnified party by reason of the indemnity payment or the circumstances giving rise thereto. Purchaser shall use its commercially reasonable efforts to recover under insurance policies or other collateral sources for any Losses prior to seeking indemnification under this Agreement.

                  (b) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation with respect to profits shall not limit Seller's right to recover contract damages in connection with Purchaser's failure to close in violation of this Agreement), except to the extent any consequential, incidental, indirect, special or punitive damages, including loss of future revenue, income or profits or loss of business reputation or opportunity, constitute Losses paid to a third party in a third party claim; provided that nothing in this paragraph is intended or shall be construed to prevent any party from recovering damages attributable to diminution of value (including lost profits to the extent that a court applying New York law would take lost profits into account in determining the amount of any diminution of value).

                  (c) In valuing a Loss, no adjustment shall be made as a result of any multiple, increase factor, or any premium over fair market, book, or historical value that may have been paid by Purchaser for the Shares, whether or not such multiple, increase factor or other premium had been used by Purchaser at the time of, or in connection with, calculating its bid for the Shares, its proposed purchase price for the Shares or the final purchase price for the Shares.

                  10.7 Exclusive Remedy and Waiver of Tort Claims. Except for instances of fraud, from and after the Closing, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this
Article X and Article XI. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, whether in contract or tort (including rights of contribution, if any), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Seller or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise). Notwithstanding the foregoing, this Section 10.8 shall not operate to interfere with or impede the operation of the provisions of Article III providing for the (i) resolution of certain disputes relating to the Purchase Price between the parties and/or by an Independent Accounting Firm and (ii) limit the rights of the parties to seek equitable remedies (including specific performance or injunctive relief and as provided by Section 12.12.

                                   ARTICLE XI

                                   TAX MATTERS

                  11.1     Tax Indemnity.

                  (a) Seller shall indemnify and hold the Purchaser Indemnified Parties harmless against Losses relating to: (a) any Liability for Taxes of the Company or any of the Subsidiaries for or with respect to any taxable period (or portion thereof) ending on or before the Closing Date, (ii) any Liability for Taxes of a person other than the Company or any of the Subsidiaries, that is imposed on or for which the Company or any of the Subsidiaries are liable pursuant to Treas. Reg. Section 1.1502-6 (or any similar provision of law) for any Affiliated Group of which the Company or the Subsidiaries were members or Tax periods (or portions thereof) ending on or prior to the Closing Date as a successor or transferee, (iii) breach or inaccuracy of a covenant pursuant to
Section 8.2(b)(vii) or this Article XI or breach of a representation or warranty set forth in Section 5.9 of this Agreement; (iv) any Liability for Taxes resulting from or attributable to transactions that were expected by the parties to be completed prior to the Closing Date but that occur after the Closing Date and that are either needed to be completed by Seller in order to satisfy the conditions to Closing set forth in this Agreement or are set forth on Schedules 8.2(a) or 8.2(b) of this Agreement, (v) the filing of the election pursuant to
Section 338(h)(10) of the Code and any similar provision of state, local or foreign law, and (vi) Liability under any Tax sharing or allocation agreement, or any other agreement the principal purpose of which is to provide for the allocation, sharing or indemnification of Taxes that were entered into prior to the Closing Date, and (vii) the portion of Transfer Taxes that are the obligation of Seller as set forth in Section 12.1; provided, however, in each case, that Seller shall not be required to indemnify the Purchaser Indemnified Parties for any such Taxes to the extent (x) a liability for Taxes of the type that would be the subject of this indemnity but for this proviso was accrued for on the consolidated balance sheet of the Company as of the Closing Date, prepared in accordance with the Transaction Accounting Principles applied consistently with their application in the connection with the preparation of the Reference Date Balance Sheet, as such balance sheet may ultimately be agreed between Purchaser and Seller or determined by the Independent Accounting Firm, as the case may be, pursuant to Section 3.3 (the "Agreed Balance Sheet"); or (y) such Tax liability is attributable to a transaction that Purchaser directs the Seller to undertake after the Closing on the Closing Date that is outside the Ordinary Course of Business of the Company and its Subsidiaries (other than any transaction set forth on Schedules 8.2(a) or 8.2(b) of this Agreement, any transaction that is described or referenced in this Agreement, and any transaction that is needed to be completed by Seller in order to satisfy the conditions to Closing set forth in this Agreement). Notwithstanding anything to the contrary in this Agreement, Seller shall not be liable for, or indemnify the Purchaser Indemnified Parties against, any Taxes not described in this Section 11.1(a).

                  (b) Tax Allocation. In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date (a "Straddle Period"), the portion of any such Tax that is allocable to the portion of the Straddle Period ending on the Closing Date (for purposes of Sections 11.1(a) and 11.1(c)) shall be:

                           (i) in the case of Taxes that are either (x) based upon or related to income, or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the taxable year ended with (and included) the Closing Date;

                           (ii) in the case of Taxes that are based upon premiums, deemed equal to the amount that would be payable with respect to the premium written as of the Closing Date; and

                           (iii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or the Subsidiaries, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

                  (c) Except as set forth in Section 11.1(a), from and after the Closing, the Purchaser shall indemnify, and hold the Seller Indemnified Parties harmless against Losses relating to any (A) Liabilities for Taxes imposed on the Company or its Subsidiaries, for a taxable period (or portion thereof) beginning the day following the Closing Date ("Post-Closing Tax Year"), (B) any Liability for Taxes imposed under Treasury Regulation Section 1.1502-6 (or under any similar provision of Law) with respect to a consolidated, combined, unitary, affiliated or other Tax group that includes any of the Company and its Subsidiaries in a Post-Closing Tax Year, (C) any breach of the covenants by Purchaser set forth in Section 8.2(b)(viii) or Article XI that relate to Tax matters; and (D) the portion of Transfer Taxes that are the obligation of Purchaser as set forth in Section 12.1. Notwithstanding any other provision in this Agreement to the contrary, Purchaser and its Affiliates shall not be liable for, or indemnify the Seller Indemnified Parties against, any Liability for Taxes not described in this Section 11.1.

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

                  11.2     Preparation and Filing of Tax Returns.

                  (a) From the date of this Agreement through and after the Closing Date, Seller shall prepare and file or otherwise furnish as required by applicable Law to the appropriate Taxing Authority (or cause to be prepared and filed or so furnished) in a timely manner: (i) all consolidated, unitary, combined or similar Tax Returns (each a "Consolidated Tax Return") that include the Company or any of the Subsidiaries and Seller or any Affiliate thereof for Tax years or periods of such groups beginning on or before the Closing Date, and
(ii) all other Tax Returns of the Company or the Subsidiaries that are required to be filed on or prior to the Closing Date. All such Tax Returns described in clause (ii) above shall be prepared in a manner consistent with past practices, except as otherwise required by applicable Law and Purchaser shall have the right to review and comment on any such Tax Return to the extent of matters which could materially adversely affect a Purchaser Indemnified Party. Seller shall provide to Purchaser on or before the Closing Date a schedule setting forth all Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries within ninety (90) days after the Closing Date.

                  (b) Purchaser shall prepare and file or otherwise furnish as required by applicable Law to the appropriate Taxing Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns of the Company or the Subsidiaries that include a Tax period beginning on or prior to the Closing Date, other than as described in Section 11.2(a). Purchaser shall use reasonable best efforts to cause all such Tax Returns to be prepared in a manner consistent with past practices, except as otherwise required by Law. With respect to the Tax Returns required to be filed by Purchaser pursuant to this
Section 11.2(b), Seller shall have the right to review and comment on any such Tax Return to the extent of matters which could materially adversely affect Seller.

                  (c) With respect to any Tax Return required to be filed (or caused to be filed) by Purchaser or Seller pursuant to Sections 11.2(a) or 11.2(b) (the party with the obligation to file a Tax Return shall hereinafter be referred to as the "Filing Party") and as to which the other party has the right to review such Tax Return pursuant to Section 11.2(a) or 11.2(b) (the "Reviewing Party"), the Filing Party shall provide the Reviewing Party and its authorized representatives with a copy of such completed Tax Return or, in the case of a Consolidated Tax Return, a pro forma Tax Return for the Company and the Subsidiaries (prepared on a separate company basis) and a statement certifying and setting forth the calculation of the amount of Tax, if any, shown on any such Tax Return that is allocable to such Reviewing Party, no later than thirty
(30) days prior to the filing of such Tax Return (such period to be reduced to ten (10) days prior to the filing of such Tax Return with respect to any Tax Return required to be filed by Purchaser pursuant to Section 11.2(b) within ninety (90) days after the Closing Date ("Quick Filed Tax Returns")), taking all applicable extensions into account. The Reviewing Party shall provide its written comments or objections to such Tax Return (to the extent provided in Section 11.2(a) or 11.2(b), as applicable) no later than fifteen (15) days (such period to be reduced to five (5) days with respect to Quick Filed Tax Returns) after the date such Filing Party provided a copy of such return for review, and any such objection or comment shall be provided in writing with sufficient detail so as to allow the Filing Party to determine the nature and basis for such comment or objection. The Filing Party and Reviewing Party shall in good faith attempt to resolve such disputed items for a period of ten (10) days after the receipt of such written notice. To the extent any such disputed items cannot be settled or agreed upon within such time period, such disputed items shall be presented to a "Big 4" independent accounting firm that is mutually agreed upon by the Filing Party and Reviewing Party for settlement. The decision of the independent accounting firm shall be final and binding on the parties and the cost of such independent accounting firm shall be shared equally between the Filing Party and the Reviewing Party. To the extent the decision of the independent accounting firm has not been provided by the date such Tax Return is required to be filed (after taking into account all available extensions), such Tax Return shall be filed in the manner determined by the Filing Party; provided, that to the extent necessary to reflect a determination of such independent accounting firm, the parties shall amend or cause to be amended any relevant Tax Returns and take all other actions that are consistent with such determination. The failure of a Reviewing Party to provide a written objection within the time set forth in this paragraph (c) shall constitute such party's consent to such Tax Return for purposes of this Agreement.

                  (d) Subject to Section 11.1 and except as otherwise specifically provided in this Agreement, Seller shall pay or cause to be paid when due and payable all Taxes shown on a Tax Return that Seller is required to file (or cause to be filed) pursuant to the terms of paragraph (a) above and Purchaser shall do the same with respect to all Taxes shown on a Tax Return which Purchaser is required to file pursuant to the terms of paragraph (b) above.

                  11.3 Tax Controversy. Seller, at its expense, shall have the right to control the conduct of the defense of any audit, claim, proceeding, investigation, or other controversy relating to Taxes of the Company or the Subsidiaries ("Tax Claim") to the extent such matter relates solely to matters for which Seller is required to indemnify the Purchaser against (with Seller acknowledging such liability and indemnity obligation to Purchaser in the form of written notice, which shall be provided to Purchaser within thirty (30) days of Seller becoming aware of such Tax Claim, provided, however, that Seller will not have the right to settle any such Tax Claim if the resolution or determination of such Tax Claim is reasonably likely to adversely affect a Purchaser Indemnified Party without first obtaining the Purchaser's written consent, such consent to not be unreasonably withheld, conditioned or delayed. Purchaser shall control the conduct of all other Tax Claims; provided, that Purchaser shall not have the right to settle any such Tax Claim to the extent such Tax Claim is reasonably likely to adversely affect Seller without first obtaining Seller's written consent, such consent to not be unreasonably withheld, conditioned or delayed.

                  11.4 Tax Cooperation. The parties will provide each other with such cooperation and information as either of them reasonably may request of the other with respect to any Tax matter at the expense of the requesting party. Such cooperation and information shall include providing signatures with respect to any Tax Returns that must be filed, and providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Taxing Authorities. Seller shall be (and shall make its auditors, consultants, employees, advisors, and other relevant person) available to provide explanations of any documents or information provided hereunder. Seller, Purchaser, and the Affiliates of each party shall retain all Tax Returns, schedules and work papers, records and other documents in their respective possession relating to Tax matters of the Company and the Subsidiaries for all tax years beginning prior to the Closing Date until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions, or (ii) seven years following the due date (without extension) for such Tax Returns. Prior to disposing of any such records notice shall be given to the other Party providing reasonable terms allowing such other Party to take, at its sole expense, possession of such records.

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

                  11.5 Tax Refunds. All refunds of Taxes (including interest actually received thereon from a relevant Taxing Authority) and offsets against Taxes for Tax periods (or portions thereof) ending on or prior to the Closing Date (other than to the extent any such refund or offset for Tax is reflected on the Agreed Balance Sheet or any such refund or credit of Taxes results from the carryback of a Tax attribute of the Company or its Subsidiaries relating to a Post-Closing Tax Period) shall be for the account of Seller, and Purchaser shall pay such amounts to Seller if such refunds are received by Purchaser, the Company, or the Subsidiaries. Purchaser shall be entitled to all other refunds of Taxes (including interest actually received thereon from a relevant Taxing Authority) and offsets against Taxes in respect of any Tax liability of the Company and the Subsidiaries (including to the extent such benefits are taken into account on the Agreed Balance Sheet or such benefit is due to a refund or credit of Taxes resulting from the carryback of a Tax attribute of the Company or its Subsidiaries relating to a Post-Closing Tax Period), and Seller shall pay such amounts to Purchaser if such amounts are received by Seller or any Affiliate thereof. Upon the request of Seller or the Purchaser, the other party shall file (or cause to be filed) all Tax Returns (including amended Tax Returns) or other documents claiming any refunds to which Seller or the Purchaser is entitled pursuant to the preceding sentences. The Company and its Subsidiaries shall not carryback a Tax attribute of the Company or its Subsidiaries that relates to a Post-Closing Tax Period into a Pre-Closing Tax Period unless (i) such Tax attribute is required to be carried back to Pre-Closing Tax Periods under applicable Law, (ii) such Tax attribute was taken into account in the Agreed Balance Sheet or (iii) Buyer obtains Seller's consent, with such consent not to be unreasonably withheld, delayed or conditioned. Any payments required to be made under this Section 11.5 shall be made in readily available funds within five (5) days of the receipt of the refund or the application of any such refunds as a credit against Tax.

                  11.6     Section 338(h)(10) Election.

                  (a) Seller and Purchaser shall, with respect to the Company and the Subsidiaries: (i) take all actions necessary and appropriate (including timely filing such forms, Tax Returns, elections, schedules and other documents as may be required), to effect and preserve a timely filed Section 338(h)(10) election in accordance with the requirements of Section 338 of the Code (and any corresponding elections under state or local Tax law) (collectively, the "Section 338(h)(10) Elections"), and Seller and Purchaser shall report the sale of the Company and its Subsidiaries pursuant to this Agreement consistently with the Section 338(h)(10) Elections and shall take no position contrary thereto or inconsistent therewith on any Tax Return. On the Closing Date, Seller shall deposit with Purchaser five copies of Internal Revenue Form 8023 ("Election Under Section 338 for Corporations Making Qualified Stock Purchases") with respect to the Company and its Subsidiaries, completed as reasonably agreed by the parties and duly executed by Seller. Purchaser shall be responsible for the preparation and filing of all forms and documents required in connection with the Section 338(h)(10) Elections and shall provide Seller with copies of (A) any necessary corrections, amendments or supplements to such Form 8023 as reasonably agreed to by the parties or as necessary to conform the allocation of the Purchase Price and any adjustments thereto, (B) all attachments required to be filed therewith pursuant to the applicable Treasury Regulations, and (C) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Section 338(h)(10) Elections (the "Section 338 Forms"). Seller and Purchaser shall execute (or cause to be executed) and deliver to each other such documents or forms as are required by any Tax Laws to complete properly the Section 338(h)(10) Elections. Seller and Purchaser shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Seller and Purchaser in order to timely file the Section 338(h)(l0) Elections and any other required statements or schedules. Seller and Purchaser shall promptly execute (or cause to be executed) and deliver to one another any amendments subsequent to the filing of the Section 338(h)(10) Elections to Form 8023 (and any comparable state and local forms) and attachments which are required to be filed under applicable Law and are reasonably requested by the other party and shall take no action inconsistent with the requirements for filing the Section 338(h)(10) Elections under the Code and the applicable Treasury Regulations.

                  (b) For purposes of making the Section 338(h)(10) Election, Purchaser shall determine the value of the assets of the Company and shall within 120 days of the Closing Date provide Seller with an allocation of Purchaser's "adjusted grossed-up basis" (within the meaning of the Treasury Regulations under Section 338 of the Code) in the shares of the Company to such assets (the "Initial Allocation") for review and comment. The Initial Allocation shall be binding upon Purchaser and Seller for purposes of allocating the "deemed selling price" (within the meaning of the Treasury Regulations) among the assets of the affected entities. If Seller disagrees with any item of the Initial Allocation and notifies Purchaser in a writing (including a description of the objection and basis supporting Seller's objections and any calculations or documentation that support the objection) within 30 days after having received the Initial Allocation, Seller and Purchaser agree to consult and resolve in good faith any such dispute. In the event the parties are unable to resolve any such dispute within 10 Business Days following notice to Purchaser of Seller's objection, a nationally recognized mutually agreed to accounting firm (the "Settlement Auditor") will be retained to resolve any issue in dispute as promptly as possible and the determination of such accounting firm shall be final. Purchaser and Seller shall then be bound by the Initial Allocation as adjusted, if necessary, to reflect the determination of the Settlement Auditor (the "Final Allocation"). Notwithstanding anything to the contrary in this Agreement, the Final Allocation shall be determined no later than 20 days prior to the filing deadline of the Section 338 Forms. Seller and Purchaser shall bear equally all costs of the Settlement Auditor.

                  11.7     Miscellaneous.

                  (a) Seller and Purchaser agree to treat all indemnity payments made by either of them under this Agreement as adjustments to the purchase price hereunder for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise.

                  (b) All Tax sharing agreements or arrangements (other than this Agreement) the principal purpose of which is to provide for the allocation or sharing of Taxes, if any, entered into by the Company and any of the Subsidiaries, on the one hand, and the Seller or Affiliate thereof, on the other hand, ("Tax Sharing Agreements") shall be terminated on or prior to the Closing Date and shall have no continuing force or effect thereafter. All powers of attorney granted by or on behalf of the Company or the Subsidiaries shall be terminated as of the day prior to the Closing Date, and shall have no continuing force or effect thereafter.

                  (c) Notwithstanding any provision in this Agreement to the contrary (including Section 10.1(b)), all agreements, covenants and indemnification matters contained in this Article XI shall terminate sixty (60) days after the expiration of all relevant statutes of limitations.

                  (d) Payments to a Purchaser Indemnified Party or a Seller Indemnified Party under this Agreement shall be made at the earlier to occur of
(i) three (3) Business Days before the due date of the applicable estimated or final Tax Return giving rise to the payment, without regard to whether the Tax Return shows overall net income or loss for such period, and (ii) within ten
(10) Business Days following an agreement between Seller and the Purchaser that an indemnity amount is payable, the conclusion of an administrative or juridical proceeding, or a "determination" as defined in Section 1313(a) of the Code.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 Payment of Sales, Use or Similar Taxes. Purchaser and Seller shall each be liable for 50% of all Transfer Taxes.

                  12.2 Expenses. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                  12.3 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

                  (a) Except as set forth in Section 3.3, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 12.6.

                  (c) THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  12.4 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed only by written instrument making specific reference to this Agreement signed by each party hereto. Any provision hereof can be waived only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  12.5 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

                  12.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                 If to Seller, to:

                 Brookfield US Corporation
                 Three World Financial Center
                 200 Vesey Street, 11th Floor
                 New York, NY 10281-1021
                 Facsimile:  (212) 417-7262
                 Attention:  Bruce Robertson

                 With a copy (which shall not constitute notice) to:

                 Weil, Gotshal & Manges LLP
                 200 Crescent Court, Suite 300
                 Dallas, Texas 75201-6950
                 Facsimile: (214) 746-7777
                 Attention:  D. Gilbert Friedlander

                 If to Purchaser, to:

                 c/o CastlePoint Holdings, Ltd.
                 Victoria Hall
                 11 Victoria Street
                 Hamilton HM 11
                 Bermuda
                 Facsimile: (441) 296-9715
                 Attention: General Counsel

                 With copies (which shall not constitute notice) to:

                 Dewey & LeBoeuf LLP
                 1301 Avenue of the Americas
                 New York, NY 10019
                 Facsimile: (212) 259-6333
                 Attention: Matthew Ricciardi
                 and to:

                 c/o CastlePoint Holdings, Ltd.
                 120 Broadway, 30th Floor
                 New York, NY 10271
                 Facsimile: (212) 847-9549
                 Attention: General Counsel

                  12.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  12.8 Conflicts Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, certificate, document or instrument contemplated hereby, this Agreement shall govern and control.

                  12.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempted assignment without the required consents shall be void, except that before or after the Closing, Purchaser shall have the right, without such consent, to assign its rights and obligations under this Agreement to an Affiliate of Purchaser, including Tower Group, Inc. and its subsidiaries. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

                  12.10 Legal Representation. The Purchaser and the Company hereby agree, on their own behalf and on behalf of their directors, members, partners, officers, employees and Affiliates, and each of their successors and assigns (all such parties, the "Waiving Parties"), that (i) Weil, Gotshal & Manges LLP may represent Seller, and each of its Affiliates (individually and collectively, the "Seller Group"), on the one hand, and the Company and the Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement, the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby (such representation, the "Current Representation"), and (ii) Weil, Gotshal & Manges LLP (or any successor) may represent (a) the Seller Group or any director, member, partner, officer, employee or Affiliate of the Seller Group or (b) Seller in the event Seller so requests, in connection with any dispute, litigation, claim, proceeding or obligation arising out of or relating to this Agreement, including under Article X, any agreements contemplated by this Agreement or the transactions contemplated hereby or thereby (any such representation, the "Post-Closing Representation") notwithstanding such representation (or any continued representation) of the Company and/or any of the Subsidiaries, and each of the Purchaser and the Company on behalf of itself and the Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. Purchaser and the Company acknowledge that the foregoing provision applies whether or not Weil, Gotshal & Manges LLP provides legal services to the Company or any of the Subsidiaries after the Closing Date.

                  12.11 Non-Recourse. Other than Seller and Purchaser, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or other Representative of Seller, the Company or Purchaser or any of their respective Affiliates shall have any liability for any obligations or liabilities of Seller, the Company or Purchaser under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

                  12.12 Specific Performance. Each party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party hereto and that neither party will have an adequate remedy at law. Therefore, the obligations of Seller under this Agreement, including Seller's obligation to sell the Shares to Purchaser, and the obligations of Purchaser under this Agreement, including Purchaser's obligation to purchase and acquire the Shares from Seller, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

                  12.13 No Third Party Beneficiaries. Except for the Purchaser Indemnified Parties and the Seller Indemnified Parties, who are expressly intended to be third-party beneficiaries of and entitled to enforce the provisions of Article X, and the Indemnified Officers, who are expressly intended to be third-party beneficiaries of and entitled to enforce the provisions of Section 8.7, nothing in this Agreement is intended or shall be construed to confer upon any Person, including any employee of the Company, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or any part hereof. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

                  12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

                                        PURCHASER:


                                        CASTLEPOINT REINSURANCE COMPANY, LTD.


                                        By: /s/ Joel S. Weiner
                                            ------------------------------------
                                                Name:  Joel S. Weiner
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


                  [Signature Page to Stock Purchase Agreement]

                                        COMPANY:


                                        HIG, INC.


                                        By: /s/ Craig J. Laurie
                                            ------------------------------------
                                                Name:  Craig J. Laurie
                                                Title: Treasurer


                  [Signature Page to Stock Purchase Agreement]

                                        SELLER:


                                        BROOKFIELD US CORPORATION


                                        By: /s/ Barry Blattman
                                            ------------------------------------
                                                Name:  Barry Blattman
                                                Title: President


                  [Signature Page to Stock Purchase Agreement]